UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KAR AUCTION SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

April 12, 2011

Dear Stockholder:

We cordially invite you to attend KAR Auction Services’ annual meeting of stockholders. The meeting will be held on Thursday, May 12, 2011, at 10:00 a.m., Eastern Daylight Time, at the Conrad Indianapolis, 50 West Washington Street in Indianapolis, Indiana.

At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

Thank you for your support of KAR Auction Services.

Sincerely,

James P. Hallett

Chief Executive Officer

This proxy statement and the accompanying proxy card are being mailed to

KAR Auction Services’ stockholders beginning on or about April 12, 2011.

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Eastern Daylight Time, on May 12, 2011

Place	Conrad Indianapolis
50 West Washington Street
Indianapolis, Indiana 46204

Items of Business	Proposal No. 1: To elect thirteen directors to the Board of Directors.
Proposal No. 2: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011.
Proposal No. 3: To hold an advisory vote to approve the compensation of our named executive officers.
Proposal No. 4: To hold an advisory vote on the frequency of the stockholder vote to approve the compensation of our named executive officers.
To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a stockholder at the close of business on Monday, March 14, 2011.

Voting by Proxy

Please submit your proxy card as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

On Behalf of the Board of Directors,

Rebecca C. Polak
April 12, 2011	Executive Vice President,
Carmel, Indiana	General Counsel and Secretary

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
Why am I receiving these materials?	1
What proposals will be voted on at the annual meeting?	1
What is the Board of Directors’ voting recommendation?	1
Who is entitled to vote?	1
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How can I vote my shares in person at the annual meeting?	2
How can I vote my shares without attending the annual meeting?	3
If I am an employee holding shares pursuant to the Employee Stock Purchase Plan, how will my shares be voted?	3
What is the quorum requirement for the annual meeting?	3
What happens if I do not give specific voting instructions?	3
Which proposals are considered “routine” or “non-routine”?	4
What is the voting requirement to approve each of the proposals?	4
What does it mean if I receive more than one proxy or voting instruction card?	5
Who will count the vote?	5
Can I revoke my proxy or change my vote?	5
Who will bear the cost of soliciting votes for the annual meeting?	5
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	6
Can I access the Company’s proxy materials and Annual Report electronically?	6
How can I obtain a copy of KAR Auction Services’ Annual Report on Form 10-K?	6
Where can I find the voting results of the annual meeting?	6

PROPOSALS TO BE VOTED ON BY KAR AUCTION SERVICES’ STOCKHOLDERS	7

PROPOSAL NO. 1 ELECTION OF DIRECTORS	7
Directors Elected Annually	7
Board Nominations	7
Information Regarding the Nominees for Election to the Board of Directors	8

BOARD OF DIRECTORS STRUCTURE AND CORPORATE GOVERNANCE	13
Role of Board of Directors	13
Board Leadership	13
Board of Directors Meetings and Attendance	13
Committees of the Board of Directors	13
Board of Directors’ Oversight of Risk	14
Corporate Governance Documents	15
Director Compensation	16
Director Nominating Process and Diversity	17
Communications with the Board of Directors	18
Executive Sessions	18
Attendance at Annual Meeting	18
“Controlled Company” Exemption and Director Independence	18

i

ii

KAR AUCTION SERVICES, INC.

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of KAR Auction Services, Inc. (the “Company” or “KAR Auction Services”), of proxies to be voted at the Company’s 2011 annual meeting of stockholders and at any adjournments or postponements thereof. Stockholders are invited to attend the annual meeting to be held on May 12, 2011 beginning at 10:00 a.m., Eastern Daylight Time, at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204. Our proxy materials are being mailed to stockholders starting April 12, 2011.

Q:	What proposals will be voted on at the annual meeting?

A:	There are four proposals scheduled to be voted on at the annual meeting:

•	To elect thirteen directors to the Board of Directors;

•	To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2011;

•	To hold an advisory vote to approve the compensation of our named executive officers; and

•	To hold an advisory vote on the frequency of the stockholder vote to approve the compensation of our named executive officers.

Q:	What is the Board of Directors’ voting recommendation?

A:	The Company’s Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees to the Board of Directors;

•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for 2011;

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and

•	“EVERY THREE YEARS” on the frequency of the stockholder vote to approve the compensation of our named executive officers.

Q:	Who is entitled to vote?

A:	All shares owned by you as of the record date, which is the close of business on March 14, 2011, may be voted by you. You may cast one vote per share of common stock that you held on the record date.

These shares include shares that are:

•	held directly in your name as the stockholder of record; and

•

held for you as the beneficial owner through a stockbroker, bank or other nominee, including shares purchased under the KAR Auction Services, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”).

On the record date, KAR Auction Services had approximately 135,678,680 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by KAR Auction Services. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting. KAR Auction Services has enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?”

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. You may vote these shares in person at the annual meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. You may also vote by Internet or by telephone, as described below under “How can I vote my shares without attending the annual meeting?”

Q:	How can I vote my shares in person at the annual meeting?

A:	Stockholder of Record. Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of identification. Even if you plan to attend the annual meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Beneficial Owner. Shares held in street name may be voted in person by you only if you obtain a legal proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by voting in one of the following manners:

•

Internet. Go to the website listed on your proxy card or voting instruction card and follow the instructions there. You will need the control number included on your proxy card or voting instruction form;

•	Telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form; or

•	Mail. Complete and sign your proxy card or voting instruction card and mail it using the enclosed, pre-paid envelope.

If you vote on the Internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Daylight Time, on May 11, 2011.

Q:	If I am an employee holding shares pursuant to the Employee Stock Purchase Plan, how will my shares be voted?

A:	Employees holding stock acquired through the Employee Stock Purchase Plan will receive a voting instruction card covering all shares held in their individual account from Computershare, the plan record keeper. The voting instruction cards have an earlier return date than proxy cards. The record keeper for the Employee Stock Purchase Plan will vote your shares (i) in accordance with the specific instructions on your returned voting instruction card; or (ii) in its discretion, if you return a signed voting instruction card with no specific voting instructions.

Q:	What is the quorum requirement for the annual meeting?

A:	A quorum is necessary to hold a valid meeting. A quorum exists if the holders of a majority of the Company’s stock issued and outstanding and entitled to vote are present in person or represented by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholder of Record. If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors; or

•	Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters such as the election of directors. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

Q:	Which proposals are considered “routine” or “non-routine”?

A:	The ratification of the appointment of KPMG as our independent registered public accounting firm for 2011 (Proposal No. 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

The election of directors (Proposal No. 1), the advisory vote to approve the compensation of our named executive officers (Proposal No. 3) and the advisory vote on the frequency of the stockholder vote to approve the compensation of our named executive officers (Proposal No. 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals No. 1, No. 3 and No. 4.

Q:	What is the voting requirement to approve each of the proposals?

A:	Thirteen directors have been nominated for election at the annual meeting. Directors will be elected by a plurality of the votes cast in the election of directors at the annual meeting, either in person or represented by properly authorized proxy. This means that the thirteen nominees who receive the largest number of “FOR” votes cast will be elected as directors. Stockholders cannot cumulate votes in the election of directors. Broker non-votes will not have any effect on the election of directors.

The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast “for” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “for” the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against that matter. Broker non-votes will have no effect on this item.

The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. Similar to the vote to ratify the appointment of our independent registered public accounting firm, abstentions will also have the effect of a vote against approval of the compensation of our named executive officers. Broker non-votes will have no effect on this item.

For the advisory vote on the frequency of the stockholder vote to approve the compensation of our named executive officers – every three (3) years, every two (2) years or every (1) year – the alternative receiving the greatest number of votes will be the frequency that the stockholders recommend to the Board of Directors. Abstentions and broker non-votes will have no effect on this item.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Who will count the vote?

A:	A representative of American Stock Transfer & Trust Company, LLC will tabulate the votes and act as the inspector of election.

Q:	Can I revoke my proxy or change my vote?

A:	Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the annual meeting by:

•	providing written notice to the Secretary of the Company;

•	delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•	attending the annual meeting and voting in person.

Please note that your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted in person by you at the annual meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	KAR Auction Services will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of KAR Auction Services’ common stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:

The Company has adopted a procedure called “householding” which the Securities and Exchange Commission (the “SEC”) has approved. Under this procedure, the Company is delivering a single copy of this Proxy Statement and the Company’s Annual Report to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. This procedure reduces the Company’s printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this Proxy Statement and the Company’s Annual Report will be promptly delivered to any stockholder at a shared address to which the Company delivered a single copy of any of these documents. To receive a separate copy of this Proxy Statement or the Company’s Annual Report, stockholders may write or call the Company’s transfer agent at the following address and telephone number: American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219 or 1-800-937-5449. Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Q:	Can I access the Company’s proxy materials and Annual Report electronically?

A:	This Proxy Statement and the Company’s Annual Report are available on our website at www.karauctionservices.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option and save the Company the cost of production and mailing these documents by registering for electronic access of future proxy statements at www.amstock.com. If you hold your KAR Auction Services stock through a bank, broker or other holder of record, you can choose this option and save the Company the cost of production and mailing these documents by registering for electronic access of future proxy statements at www.proxyvote.com.

If you choose to view future proxy statements and annual reports over the Internet, you will receive a notice next year containing the Internet address to access our Proxy Statement and Annual Report. The notice also will include instructions for voting over the Internet. You will have the opportunity to opt out at any time by following the instructions at the website addresses set forth above. Unless you subsequently elect to opt out, future notices will be available through Internet access. You do not have to re-elect Internet access each year.

Q:	How can I obtain a copy of KAR Auction Services’ Annual Report on Form 10-K?

A:	Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC, are available to stockholders free of charge on KAR Auction Services’ website at www.karauctionservices.com or by writing to KAR Auction Services, Inc. Investor Relations, 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

Q:	Where can I find the voting results of the annual meeting?

A:	KAR Auction Services will announce preliminary voting results at the annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting.

PROPOSALS TO BE VOTED ON BY KAR AUCTION SERVICES’ STOCKHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors Elected Annually

KAR Auction Services’ directors are elected each year by the stockholders at the annual meeting. We do not have a staggered or classified board. Thirteen directors will be elected at this year’s annual meeting. Each director’s term will last until the 2012 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or such director’s earlier death, resignation or removal.

Board Nominations

KAR Holdings II, LLC (“KAR LLC”) controls a majority of the voting power of the Company’s outstanding common stock. As a result, the Company does not have, and is not required to have, a majority of independent directors. The Company has three independent directors that serve on the Company’s Audit Committee and the Board of Directors has determined that Robert M. Finlayson, Peter R. Formanek and Jonathan P. Ward meet the standards of “independence” established by the NYSE. In addition, seven of our directors are designated by KAR LLC pursuant to a director designation agreement. In connection with the Company’s initial public offering, the Company entered into a director designation agreement that provides for the right of KAR LLC to directly nominate individuals to our Board of Directors. The director designation agreement provides that, for so long as KAR LLC owns more than 50% of our outstanding common stock, KAR LLC will have the right to nominate seven individuals to the Company’s Board of Directors at each meeting of stockholders where directors are to be elected. KAR LLC’s designees are as follows: David J. Ament, Thomas J. Carella, Michael B. Goldberg, Peter H. Kamin, Sanjeev K. Mehra, Church M. Moore and Greg P. Spivy.

Board candidates also are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings, and the Company’s annual meetings of stockholders.

Information Regarding the Nominees for Election to the Board of Directors

The following information is furnished with respect to each nominee for election as a director. All of the nominees currently are directors. If a nominee is unavailable to serve as a director, your proxies may vote for another nominee proposed by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the annual meeting. The ages of the nominees are as of the date of the annual meeting, May 12, 2011.

David J. Ament

Mr. Ament, 36, has been a member of the Board of Directors since April
2007.

Mr. Ament joined Parthenon Capital, a private equity firm, in 2003 and is a
Managing Partner in its Boston office. Prior to joining Parthenon, he was a principal at Audax Group, a private equity firm, from 2001 to 2003. Prior to that, Mr. Ament was an investment professional at Apollo Advisors from 1997 to 2001. Mr. Ament serves on the Board of Directors of the following companies: AmWINS Group, Inc., Abeo, Inc., ASG Security, Bryant and
Stratton College, TCS Holdings and Triad Isotopes, Inc.

Mr. Ament is qualified to serve on the Board of Directors because he is a sophisticated investor with significant experience in the private equity industry.
Thomas J. Carella	Mr. Carella, 36, has been a member of the Board of Directors since April 2007.

Mr. Carella is a Managing Director of Goldman, Sachs & Co. Mr. Carella joined Goldman Sachs in 1997 and rejoined in 2004 following his graduation from Harvard Business School. Mr. Carella serves on the Board of Directors of the following companies: Cequel Communications, LLC, Global Tel*Link LLC and HGI Global Holdings, Inc.

Mr. Carella is qualified to serve on the Board of Directors due to his significant experience in the financial sector and his business leadership experience.
Brian T. Clingen	Mr. Clingen, 51, has been the Chairman of the Board of Directors since April 2007. Mr. Clingen serves on our Compensation Committee.

Mr. Clingen served as our Chief Executive Officer between April 2007 and September 2009. Mr. Clingen has served as a Managing Partner of BP Capital Management since 1998. Established in 1998, BP Capital Management manages private equity investments principally in the service and finance sectors. Prior to founding BP Capital Management, Mr. Clingen was the Chief Financial Officer of Universal Outdoor between 1988 and 1996. Kelso & Company invested in Universal Outdoor in 1993. Mr. Clingen previously served as a director of Endo Pharmaceuticals Holdings Inc. from March 2003 to March 2006.

Mr. Clingen is qualified to serve on the Board of Directors because he has significant operational and investment experience, including in the automotive services industry.

Michael B. Goldberg	Mr. Goldberg, 64, has been a member of the Board of Directors since October 2009.

Mr. Goldberg joined Kelso & Company in 1991 and has been Managing Director since 1991. He spent the preceding two years as a Managing Director and co-head of the mergers and acquisitions department at The First Boston Corporation. Mr. Goldberg spent the previous eleven years practicing corporate law in the mergers and acquisitions group of Skadden, Arps, Meagher & Flom, becoming a partner in 1980. He spent the previous five years as an associate at Cravath, Swaine & Moore. Mr. Goldberg serves on the Board of Directors of the following companies: Cronos Holding Company Ltd., Delphin Shipping LLC, Poseidon Containers Holdings LLC and RHI Entertainment, Inc. Mr. Goldberg previously served as a director of Buckeye GP Holdings L.P. from June 2007 to November 2010 and Eagle Bulk Shipping, Inc. from February 2005 to April 2007.

Mr. Goldberg is qualified to serve on the Board of Directors because he is a sophisticated investor whose legal background brings valuable board governance experience to our Board of Directors.
Robert M. Finlayson	Mr. Finlayson, 60, has been a member of the Board of Directors since December 2009. Mr. Finlayson serves as the Chairman of our Audit Committee.

Mr. Finlayson was employed by the accounting firm of Ernst & Young LLP from 1975 through September 2008, when he retired as a partner. During that time, Mr. Finlayson served as the lead partner on a number of Fortune 500 companies as well as several private equity firms. Mr. Finlayson also held several management positions at Ernst & Young, including leading the firm’s private equity practice group and serving as a member of the firm’s U.S. Executive Board of Directors which was responsible for all partner-related matters in the United States.

Mr. Finlayson is qualified to serve on the Board of Directors and as the Chairman of the Audit Committee as a result of his accounting acumen and business leadership experience.
Peter R. Formanek	Mr. Formanek, 67, has been a member of the Board of Directors since December 2009. Mr. Formanek serves on our Audit Committee.

Mr. Formanek has been a private investor since 1994 and has served on several public company boards. Prior to 1994, Mr. Formanek served as the President, Chief Operating Officer and a director of AutoZone, Inc., a retailer of auto parts, from 1987 to 1994. From 1969 to 1987, Mr. Formanek served in various roles for Malone & Hyde, a food wholesaler and specialty retailer. Mr. Formanek previously served as a director of Burger King Holdings Inc. from September 2003 to October 2010 and The Sports Authority, Inc. from April 1998 to May 2006.

Mr. Formanek is qualified to serve on the Board of Directors because he is a sophisticated investor with significant business leadership experience.
James P. Hallett	Mr. Hallett, 58, has been the Chief Executive Officer since September 2009.

Mr. Hallett was President and Chief Executive Officer of ADESA between April 2007 and September 2009. Mr. Hallett previously served in the following positions between August 1996 and May 2005: Executive Vice President of ADESA, Inc. from May 2004 to May 2005; President of ADESA Corporation, LLC from March 2004 to May 2005; President of ADESA Corporation between August 1996 and October 2001 and again between January 2003 and March 2004; Chief Executive Officer of ADESA Corporation from August 1996 to July 2003; ADESA Corporation’s Chairman from October 2001 to July 2003; Chairman, President and Chief Executive Officer of ALLETE Automotive Services, Inc. from January 2001 to January 2003 and Executive Vice President from August 1996 to May 2004. Mr. Hallett left ADESA in May 2005 and thereafter served as President of the Columbus Fair Auto Auction until April 2007.
Mr. Hallett is qualified to serve on the Board of Directors due to his significant business leadership experience and extensive knowledge in the automotive auction industry.
Peter H. Kamin	Mr. Kamin, 49, has been a member of the Board of Directors since April 2007. Mr. Kamin serves on our Nominating and Corporate Governance Committee.

Mr. Kamin is a founding member of ValueAct Capital. Prior to founding ValueAct Capital in 2000, Mr. Kamin founded and managed Peak Investment, L.P. from 1992 to 2000. Peak was a limited partnership organized to make investments in a select number of domestic public companies. Mr. Kamin is currently the Chairman of the Board and a director of Seitel, Inc. Mr. Kamin previously served as a director of Exterran Holdings, Inc. and its predecessor company, Hanover Compressor Company, from January 2007 to October 2007 and Sirva, Inc. from September 2006 to December 2007.

Mr. Kamin is qualified to serve on the Board of Directors because he is a sophisticated investor with significant business leadership experience.
Sanjeev K. Mehra	Mr. Mehra, 52, has been a member of the Board of Directors since April 2007. Mr. Mehra serves on our Compensation Committee and on our Nominating and Corporate Governance Committee.

Mr. Mehra has served as a Managing Director of Goldman, Sachs & Co. in its Principal Investment Area since 1990. Mr. Mehra joined Goldman Sachs in 1986. Mr. Mehra serves on the Board of Directors of the following companies: ARAMARK Corporation, First Aviation Services, Inc., Max India Ltd., Sigma Electric, SunGard Data Systems, Inc., TVS Logistics and is the Chairman of the Board of Directors of Hawker Beechcraft, Inc. Mr. Mehra previously served as a director of Adam Aircraft Industries, Inc. from April 2003 to February 2008, Burger King Holdings, Inc. from December 2002 to October 2010, Hexcel Corporation from December 2000 to March 2006, Madison River Telephone Company from October 1996 to April 2007 and Nalco Holding Company from November 2003 to May 2007.

Mr. Mehra is qualified to serve on the Board of Directors because he is a sophisticated investor with significant experience in the financial sector.
Church M. Moore	Mr. Moore, 38, has been a member of the Board of Directors since April 2007. Mr. Moore serves as the Chairman of our Compensation Committee and as the Chairman of our Nominating and Corporate Governance Committee.

Mr. Moore joined Kelso & Company in 1998 and has been a Managing Director since 2007. For the preceding year, Mr. Moore was an associate at Investcorp International, Inc. For the previous three years, he was an analyst in the corporate finance group at BT Securities Corporation. Mr. Moore is currently a director of DS Waters of America, Inc., Ellis Communications Group, LLC and Truck-Lite Co., LLC.

Mr. Moore is qualified to serve on the Board of Directors because he is a sophisticated investor with significant experience in the private equity industry.
Thomas C. O’Brien	Mr. O’Brien, 57, has been the President and Chief Executive Officer of Insurance Auto Auctions, Inc. since November 2000.

Prior to joining IAA, Mr. O’Brien served as President of Thomas O’Brien & Associates from 1999 to 2000, Executive Vice President of Safelite Glass Corporation from 1998 to 1999, Executive Vice President of Vistar, Inc. from 1996 to 1997 and President of U.S.A. Glass, Inc. from 1992 to 1996. Mr. O’Brien serves on the Board of Directors of CoreLogic, Inc.

Mr. O’Brien is qualified to serve on the Board of Directors due to his significant business leadership experience, including experience in businesses that provide services to the automotive industry.
Gregory P. Spivy	Mr. Spivy, 42, has been a member of the Board of Directors since April 2007. Mr. Spivy serves on our Compensation Committee.

Mr. Spivy joined ValueAct Capital in 2004 and has been a Partner since 2004. Prior to joining ValueAct Capital, Mr. Spivy worked with Gryphon Investors, a private equity fund, from 2002 to 2004. Previously, Mr. Spivy was a Managing Director at Fremont Partners from 1995 to 2000.

Prior to joining Fremont Partners, Mr. Spivy was a director with The Bridgeford Group, and began his career in the mergers and acquisitions department of Lehman Brothers. Mr. Spivy currently serves as a director of Seitel, Inc. Mr. Spivy previously served as a director of PRA International from June 2007 to December 2007, MSC Software Corporation from December 2004 to May 2006 and MDS, Inc. from April 2008 to May 2010.

Mr. Spivy is qualified to serve on the Board of Directors because he is a sophisticated investor with significant experience in the financial sector.
Jonathan P. Ward	Mr. Ward, 57, has been a member of the Board of Directors since December 2009. Mr. Ward serves on our Audit Committee.

Mr. Ward has served as an Operating Partner of Kohlberg & Co., an investment firm, since July 2009. Mr. Ward served as the former Chairman of the Chicago office of Lazard Ltd., an investment banking firm, and Managing Director of Lazard Freres & Co., LLC from November 2006 to June 2009. Mr. Ward served as Chairman and Chief Executive Officer of The ServiceMaster Company, a national service company, from 2002 to 2006, and President and Chief Executive Officer of ServiceMaster from 2001 to 2002. Mr. Ward was President and Chief Operating Officer of RR Donnelley & Sons Company, a commercial printing company, from 1997 to 2001. Mr. Ward currently serves on the Board of Directors of Sara Lee Corp. Mr. Ward previously served as a director of First Horizon National Corporation from April 2003 to January 2007.

Mr. Ward is qualified to serve on the Board of Directors as a result of his financial acumen and business leadership experience.

KAR AUCTION SERVICES’ BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOREGOING THIRTEEN NOMINEES TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS STRUCTURE AND CORPORATE GOVERNANCE

Role of Board of Directors

The Company’s business and affairs are managed under the direction of the Board of Directors which is the Company’s ultimate decision-making body, except with respect to those matters reserved to the Company’s stockholders. The Board of Directors’ mission is to maximize long-term stockholder value. The Board of Directors establishes the Company’s overall corporate policies, evaluates the Company’s Chief Executive Officer and the senior leadership team and acts as an advisor and counselor to senior management. The Board of Directors also oversees the Company’s business strategy and planning, as well as the performance of management in executing the Company’s business strategy, assessing and managing risks and managing the Company’s day-to-day operations.

Board Leadership

Currently, KAR Auction Services separates the roles of Chairman of the Board of Directors and Chief Executive Officer. Separating these roles allows our Chief Executive Officer to focus on the day-to-day management of our business and our Chairman of the Board of Directors to lead the Board of Directors and focus on providing advice and general oversight of management. Given the time and effort that is required of each of these positions, the Company currently believes it is best to separate these roles. However, neither the Company’s Amended and Restated By-Laws nor the Company’s Corporate Governance Guidelines requires that the Company separate these roles and the Board of Directors does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board of Directors or, if the roles are separate. The Board of Directors believes that it should have the flexibility to make these determinations from time to time in the way that it believes best to provide appropriate leadership for the Company under then-existing circumstances.

Board of Directors Meetings and Attendance

The Board of Directors held four meetings during 2010. All of the directors attended at least 75% of the total of all the meetings of the Board of Directors and Board committees on which he served during 2010.

Committees of the Board of Directors

In 2010, the Board of Directors maintained three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. A description of each Board committee is set forth below.

Audit Committee. Our Audit Committee assists the Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence and the performance of our independent registered public accounting firm. The Audit Committee: reviews the audit plans and findings of our independent registered public accounting firm and our internal audit team and tracks management’s corrective action plans where necessary; reviews our financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm; reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm. The Audit Committee held six meetings during 2010. Messrs. Finlayson, Formanek and Ward, who comprise the Audit Committee, are “financially literate” under the rules of the New York Stock Exchange (the “NYSE”). Mr. Finlayson has been designated as our “financial expert” as that term is defined by the SEC. In addition, the Board of Directors has determined that each of the members of the Audit Committee meets the standards of “independence” established by the NYSE and as “independent” under the independence standards for audit committee members adopted by the SEC.

Compensation Committee. The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and approves the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee held seven meetings during 2010. The Compensation Committee comprises Messrs. Clingen, Mehra, Moore and Spivy. Mr. Moore serves as Chairman of the Compensation Committee.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to the Board of Directors concerning governance matters. The Nominating and Corporate Governance Committee held one meeting during 2010. The Nominating and Corporate Governance Committee comprises Messrs. Kamin, Mehra and Moore. Mr. Moore serves as Chairman of the Nominating and Corporate Governance Committee.

Each of our committees operates pursuant to a written charter. Copies of the committee charters are available on KAR Auction Services’ website at www.karauctionservices.com on the “Investor Relations” page under the link “Corporate Governance.”

Board of Directors’ Oversight of Risk

Our management is responsible for the management and assessment of risk at the Company, including communication of the most material risks to the Board of Directors and its committees, who provide oversight over the risk management practices implemented by management. The Board of Directors provides oversight with respect to risk management, except for the oversight of risks that have been specifically delegated to a committee of the Board of Directors. Even when the oversight of a specific area of risk has been delegated to a committee, the Board of Directors may maintain oversight over such risks through the receipt of reports from the committee chairpersons to the Board of Directors at each regularly-scheduled Board of Directors meeting. The Board of Directors and committee reviews occur principally through the receipt of regular reports from management to the Board of Directors on these areas of risk, and discussions with management regarding risk assessment and risk management.

At its regularly scheduled meetings, the Board of Directors generally receives a number of reports which include information relating to risks faced by the Company. The Company’s Chief Financial Officer provides a report on the Company’s liquidity position, including an analysis of prospective sources and uses of funds, and the implications to the Company’s debt covenants and credit rating, if any. The Chief Executive Officer and President of each primary business unit provides an operational report, which includes information relating to strategic, operational and competitive risks. Finally, the Company’s General Counsel provides a privileged report which provides information regarding the status of the Company’s material litigation and related matters, including environmental updates and the Company’s continuing compliance with governing laws and regulations. At each regularly-scheduled Board of Directors meeting, the Board of Directors also receives reports from committee chairpersons, which may include a discussion of risks initially overseen by the committees for discussion and input from the Board of Directors. As noted above, in addition to these regular reports, the Board of Directors receives reports on specific areas of risk from time to time, such as regulatory, cyclical or other risks that are not covered in the regular reports given to the Board of Directors and described above.

The Board of Directors’ leadership structure, through its committees, also supports its role in risk oversight. The Audit Committee maintains initial oversight over risks related to the integrity of the Company’s financial statements; internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company’s internal audit function); the performance of the independent auditor; and the effectiveness of the Company’s ethics program. The Company’s Compensation Committee maintains oversight over risks related to the Company’s compensation practices. The Nominating and Corporate Governance Committee monitors potential risks to the effectiveness of the Board of Directors, notably director succession, composition of the Board of Directors and the principal policies that guide the Company’s governance.

Corporate Governance Documents

The Board of Directors has adopted the following corporate governance documents:

Document	Purpose/Application

Code of Business Conduct and Ethics	Applies to all of the Company’s employees, officers and directors, including those officers responsible for financial reporting.

Code of Ethics for Principal Executive and Senior Financial Officers	Applies to the Company’s principal executive officer, principal financial and accounting officer and such other persons who are designated by the Board of Directors.

Corporate Governance Guidelines	Contains general principles regarding the functions of KAR Auction Services’ Board of Directors and its committees.

Committee Charters	Applies to the following Board committees, as applicable: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

We expect that any amendments to the codes of ethics, or any waivers of their requirements, will be disclosed on the Company’s website. The foregoing documents are available at www.karauctionservices.com under the “Investor Relations” link on the “Corporate Governance” page and in print to any stockholder who requests them. Requests should be made to KAR Auction Services, Inc., Investor Relations, 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

Director Compensation

We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on the Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level we require of members of our Board of Directors.

Cash and Stock Retainers

Cash. Members of the Board of Directors who are not our employees or employed by Kelso Investment Associates VII, L.P., GS Capital Partners VI, L.P., ValueAct Capital Master Fund, L.P. and Parthenon Investors II, L.P. and their respective affiliates (collectively, the “Equity Sponsors”) which collectively own through KAR LLC a majority of the common stock of KAR Auction Services are entitled to receive an annual cash retainer of $50,000. Such directors may elect to receive their annual cash retainer in common stock. The chairperson of the Audit Committee receives an additional cash retainer of $10,000. One-fourth of the annual cash retainer is paid at the end of each quarter, provided the director served as a director in such fiscal quarter. All of our directors are reimbursed for reasonable expenses incurred in connection with attending Board of Directors meetings and committee meetings.

Stock. In addition to the annual cash compensation, directors who are not employed by us or the Equity Sponsors receive an annual stock retainer of $75,000 of our common stock in the form of restricted stock. Pursuant to our Policy on Granting Equity Awards, unless specifically provided otherwise by the Compensation Committee or the Board of Directors, annual grants for directors are effective on the date of the annual meeting at which the director was elected or re-elected. One-fourth of the annual restricted stock grant vests quarterly following the date of the grant. The number of shares of our common stock received is based on the value of the shares on the date of the restricted stock grant.

Non-Employee Director Deferred Compensation Plan

Our Board of Directors adopted the KAR Auction Services, Inc. Non-Employee Director Deferred Compensation Plan, or the “Director Deferred Compensation Plan”, in December 2009. Pursuant to the terms of the Director Deferred Compensation Plan, each non-employee director may elect to defer the receipt of his cash director fees into a pre-tax interest-bearing deferred compensation account, which account accrues interest (credited to the account quarterly) as described in the Director Deferred Compensation Plan. Directors may also choose to receive all or a portion of their annual stock retainer in the form of a deferred share account. The plan provides that the amount of cash in his deferred cash account, plus a number of shares of common stock equal to the number of shares in his deferred share account, will be delivered to a director within 60 days following the date of the director’s departure from the Board of Directors, with cash being paid in lieu of any fractional shares.

Director Compensation Paid in 2010

The following table provides information regarding the compensation paid to our non-employee directors. Directors that are employed by the Company or the Equity Sponsors are not entitled to receive any fees for serving as a member of our Board of Directors.

Name	Fees Earned or Paid in Cash		Stock Awards		Total
Robert M. Finlayson	$65,000	(1)	$112,500	(3)	$177,500

Peter R. Formanek	$54,167	(2)	$112,500	(3)	$166,667

Jonathan P. Ward	$54,167	(2)	$112,500	(3)	$166,667

(1)	Represents $5,000 of cash compensation earned for Board of Directors and committee service performed in 2009 and paid in 2010, and $60,000 of cash compensation earned for Board of Directors and committee service in 2010.

(2)	Represents $4,167 of cash compensation earned for Board of Directors service performed in 2009 and paid in 2010, and $50,000 of cash compensation earned for Board of Directors service in 2010.

(3)	Represents the aggregate grant date fair value of awards of 7,572 shares of common stock on May 7, 2010 to each non-employee director, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The awards to each non-employee director consisted of 2,524 shares of fully-vested common stock ($37,500 value) for Board of Directors and committee service performed between December 2009 and May 2010, and 5,048 shares of restricted stock ($75,000 value) for Board of Directors and committee service performed for the period May 2010 through April 2011. As of December 31, 2010, each of Messrs. Finlayson, Formanek and Ward held 2,524 unvested shares of restricted stock.

Director Nominating Process and Diversity

The Board of Directors shall be responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for board membership. When formulating its Board of Directors membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.

The Nominating and Corporate Governance Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its nomination recommendations. The Nominating and Corporate Governance Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a candidate for director. However, Board candidates are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings, and the Company’s annual meetings of stockholders.

Communications with the Board of Directors

Any interested parties desiring to communicate with the Chairman of the Board of Directors, any of the independent directors or the other non-management directors regarding the Company may directly contact such directors by delivering such correspondence to the Company’s General Counsel at KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

The Audit Committee of the Board of Directors has established procedures for employees, stockholders and others to submit confidential and anonymous reports regarding accounting, internal accounting controls or auditing matters.

Executive Sessions

In general, the non-management directors of the Company meet in executive session at each regularly scheduled Board of Directors meeting and the independent directors meet in executive session at each regularly scheduled, in-person Audit Committee meeting. The Company’s Corporate Governance Guidelines state that the Chairman of the Board of Directors, if an independent director, or the lead independent director shall preside at such executive sessions, or in such director’s absence, another independent director designated by the Chairman of the Board of Directors or the lead independent director, as applicable, shall preside at such executive sessions. Our Chairman of the Board is not an independent director and we currently do not have a designated lead director. Until such time as the Board of Directors appoints a lead independent director, for all executive sessions of the non-management or independent directors, the independent directors will rotate as the presiding director.

Attendance at Annual Meeting

As stated in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders.

“Controlled Company” Exemption and Director Independence

KAR LLC controls a majority of the voting power of our outstanding common stock. The Equity Sponsors and management indirectly own through their investment in KAR LLC approximately 79% of our common stock. As a result, we are a “controlled company” within the meaning of the NYSE corporate governance standards. Under the NYSE rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NYSE corporate governance standards, including:

•	the requirement that a majority of the Board of Directors consist of independent directors;
•

the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	the requirement for an annual performance evaluation of the nominating/corporate governance and compensation committees.

We utilize these exemptions. As a result, we do not have a majority of independent directors, the Nominating and Corporate Governance Committee and the Compensation Committee do not consist of independent directors and such committees are not subject to annual performance evaluations. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended December 31, 2010, the Compensation Committee is comprised of Church Moore (Chairman), Brian Clingen, Sanjeev Mehra and Gregory Spivy. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee. None of the members of the Compensation Committee is now or was previously an officer or employee of the Company, other than Mr. Clingen who is the Chairman of the Board of Directors and served as the Company’s Chief Executive Officer from April 2007 to September 2009. See “Certain Related Party Relationships” for a description of certain relationships between the Company and members of the Compensation Committee or their affiliated companies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires KAR Auction Services’ directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company’s common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all such filing requirements were met during 2010, except for late Form 4 filings made by Sanjeev K. Mehra, Thomas J. Carella, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. on May 13, 2010. The forms were due on May 12, 2010 due to trades by Goldman, Sachs & Co. for 100 shares purchased on May 10, 2010 at $15.00 per share and 100 shares sold on May 10, 2010 at $15.00 per share. The shares were purchased and sold by Goldman, Sachs & Co.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

Proposal

The Audit Committee has appointed KPMG to serve as KAR Auction Services’ independent registered public accounting firm for its fiscal year ending December 31, 2011. The Audit Committee and the Board of Directors seek to have the stockholders ratify the Audit Committee’s appointment of KPMG, which has served as KAR Auction Services’ independent registered public accounting firm since 2006. Although KAR Auction Services is not required to seek stockholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment of KPMG is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG.

Representatives of KPMG will be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee consists of the directors who have been determined by the Board of Directors to be independent of the Company as prescribed by the NYSE and other regulators. The Company’s management has the primary responsibility for the financial statements and for the reporting process, including the establishment and maintenance of the system of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and auditing the Company’s internal control over financial reporting and expressing an opinion on managements’ assessment thereof. In this context, the Audit Committee has met and held discussions with management and KPMG, the Company’s independent registered public accounting firm, regarding the fair and complete presentation of the Company’s financial statements and the assessment of the Company’s internal control over financial reporting.

The Audit Committee has discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T and has reviewed and discussed KPMG’s independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed KPMG’s independence from the Company. The Audit Committee also has considered whether KPMG’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that KPMG is independent from the Company and its management.

The Audit Committee meets with the Chief Financial Officer, the Vice President of Internal Audit and representatives of KPMG, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting and compliance programs.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

The Audit Committee

Robert M. Finlayson (Chairman)

Peter R. Formanek

Jonathan P. Ward

Fees Paid To KPMG

The following table sets forth the aggregate fees charged to KAR Auction Services by KPMG for audit services rendered in connection with the audit of our consolidated financial statements and reports for 2010 and 2009 and for other services rendered during 2010 and 2009 to KAR Auction Services and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

Fee Category	2010		2009
Audit Fees	$	2,138,500	$	2,174,500
Audit-Related Fees		27,000		360,400
Tax Fees		35,247		—
All Other Fees		—		—

Total Fees	$	2,200,747	$	2,534,900

Audit Fees: Consists of fees for professional services rendered for the audit of our consolidated financial statements, review of the interim condensed consolidated financial statements included in the Company’s quarterly reports, the audit of our internal control over financial reporting and services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists principally of professional services rendered with respect to our registration statements filed on Form S-1, Form S-4 and Form S-8.

Tax Fees: Consists of fees for professional services for a research and development tax credit project.

All Other Fees: There were no fees billed for services not included above for 2010 and 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

KAR Auction Services’ independent auditor fee pre-approval policy provides for an annual process through which the Audit Committee evaluates the nature and scope of the audit prior to the commencement of the audit. The Audit Committee also evaluates audit-related, tax and other services that are proposed, along with the anticipated cost of such services. The Audit Committee reviews schedules of specific services to be provided. If other services are provided outside of this annual process, under the policy they may be (i) pre-approved by the Audit Committee at a regularly scheduled meeting; or (ii) by the Chairman of the Audit Committee, acting between meetings and reporting back to the Audit Committee at the next scheduled meeting. All Audit, Audit-Related, Tax and All Other Fees described above were approved by the Audit Committee before services were rendered.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion and analysis of our compensation program for named executive officers should be read in conjunction with the tables and text elsewhere in this Proxy Statement that describe the compensation awarded to, earned by, and paid to the named executive officers.

Our named executive officers for the last completed fiscal year were (i) our principal executive officer, or PEO; (ii) our principal financial officer, or PFO; and (iii) the three most highly compensated executive officers (other than the PEO and the PFO) who were serving as executive officers at the end of the last completed fiscal year. The following persons were our named executive officers for the period covered by this compensation discussion and analysis:

•	James Hallett, Chief Executive Officer (PEO) of KAR Auction Services;

•	Eric Loughmiller, Executive Vice President and Chief Financial Officer (PFO) of KAR Auction Services;

•	Thomas Caruso, Chief Executive Officer and President of ADESA, Inc. (“ADESA”);

•	Thomas O’Brien, Chief Executive Officer and President of Insurance Auto Auctions, Inc. (“IAA”); and

•	Benjamin Skuy, Executive Vice President of International Markets and Strategic Initiatives of KAR Auction Services.

Compensation Philosophy and Objectives

We believe that the compensation of named executive officers should be (i) closely aligned with our performance on both a short-term and long-term basis; (ii) linked to specific, measurable results intended to create value for stockholders; and (iii) competitive in attracting and retaining key executive talent in the vehicle remarketing and auto finance industry. Each of the compensation programs that we have developed and implemented is intended to satisfy one or more of the following specific objectives:

•	motivate and focus our executive officers through incentive compensation programs directly tied to our financial results;

•	support a one-company culture and encourage synergies between all business units by aligning rewards with long-term overall Company performance and stockholder value;

•	provide a significant percentage of total compensation through variable pay based on pre-established goals and objectives;

•	enhance our ability to attract and retain skilled and experienced executive officers;

•	align the interests of our executive officers with the interests of our stockholders so that they manage from the perspective of owners with an equity stake in the Company; and

•	provide rewards commensurate with performance and with competitive market practices.

The Role of the Compensation Committee and the Executive Officers in Determining Executive Compensation

Composition of the Compensation Committee. The Compensation Committee of our Board of Directors is comprised of Church M. Moore (Chairman), Brian T. Clingen, Sanjeev K. Mehra and Gregory P. Spivy. Messrs. Mehra, Moore and Spivy are directors who were appointed by KAR LLC pursuant to a director designation agreement between KAR Auction Services and KAR LLC.

Role of the Compensation Committee. The Compensation Committee has primary responsibility for all compensation decisions relating to our named executive officers. The Compensation Committee reviews the aggregate level of our executive compensation, as well as the mix of elements used to compensate our named executive officers on an annual basis. In light of the unique mix of businesses that comprise KAR Auction Services and the lack of directly comparable public companies, the Compensation Committee has not identified a specific peer group of companies for comparative purposes and does not formally engage in benchmarking of compensation. Further, the Compensation Committee has not engaged a compensation consultant to assist in the annual review of our compensation practices or the development of compensation programs for our named executive officers, though the Compensation Committee has the authority to do so if it deems that such assistance is necessary or would otherwise be beneficial.

Role of the Executive Officers. Mr. Hallett regularly participates in meetings of the Compensation Committee at which compensation actions involving our named executive officers are discussed. Mr. Hallett assists the Compensation Committee by making recommendations regarding compensation actions relating to the executive officers other than himself. Mr. Hallett recuses himself and does not participate in any portion of any meeting of the Compensation Committee at which his compensation is discussed.

Elements Used to Achieve Compensation Philosophy and Objectives

Components of Executive Compensation for 2010

The Compensation Committee believes the total compensation and benefits program for our named executive officers should consist of the following:

•	base salary;
•	annual incentive opportunity;
•	long-term incentive opportunity;

•	retirement, health and welfare benefits; and
•	limited perquisites and personal benefits.

Base Salary

General. Base salary is the fixed component of total annual cash compensation and is intended to reward the named executive officers for their past performance, offer security to the executive officers and facilitate the attraction and retention of a skilled and experienced executive management team. The Compensation Committee reviews base salaries for our named executive officers annually and as it deems necessary and appropriate in connection with any promotion or other change in responsibility of a named executive officer.

Annual salary levels for our named executive officers are based upon various factors, including the individual’s performance, budget guidelines, experience, business unit responsibilities and tenure in the particular position. In addition, the Compensation Committee also considers the amount and relative percentage of total compensation that is derived from base salary when setting the compensation of our executive officers. The Compensation Committee has not, however, established a policy or a specific formula for such purpose.

In view of the wide variety of factors considered by the Compensation Committee in connection with determining the base salary of each of our named executive officers, the Compensation Committee has not attempted to rank or otherwise assign relative weights to the factors that it considers. The Compensation Committee considers all the factors as a whole in reaching its determination. The Compensation Committee collectively makes its determination with respect to base salaries based on the conclusions reached by its members, in light of the factors that each of them considered appropriate.

Base Salaries for 2010. The Compensation Committee reviewed the 2010 base salaries of Messrs. Loughmiller, Caruso, O’Brien and Skuy at its February 3, 2010 meeting. Mr. Hallett’s 2010 base salary was reviewed at the February 22, 2010 meeting of the Compensation Committee. As a result of its subjective evaluation of various factors, including, without limitation, the continuation of the economic conditions which existed in 2008 and 2009, the overall performance of the Company during 2009, and the fact that the named executive officers did not receive an increase in base pay in 2009, the Compensation Committee determined to award each named executive officer, other than Mr. Hallett and Mr. Caruso, a 2% increase in base salary. The 2% increase, which was retroactive to January 1, 2010, was consistent with the overall 2% merit increase pool established for the Company and resulted in base salaries for Mr. Loughmiller, Mr. O’Brien and Mr. Skuy of $367,710, $491,927 and $376,914 CDN ($367,014 U.S.), respectively.

Subsequently, on April 19, 2010, Mr. Loughmiller’s base salary was increased to $417,010 and certain of his perquisites were eliminated. The amount of the increase in Mr. Loughmiller’s base salary and the corresponding decrease in the level of Mr. Loughmiller’s perquisites were intended to be offsetting and to have little, if any, net effect on the level of his total compensation. The changes were determined to be necessary to make the level of Mr. Loughmiller’s base salary and perquisites more consistent with those of the other named executive officers.

In February, 2010, Mr. Hallett’s base salary was increased approximately 35% to $800,000, as a result of his increased duties and responsibilities as Chief Executive Officer of the Company following his appointment to such position on September 8, 2009. In addition, based upon the Compensation Committee’s belief that Mr. Caruso’s compensation was not commensurate with the level of his responsibilities as the Chief Executive Officer and President of ADESA, Mr. Caruso’s base salary was increased approximately 6% to $450,000 in February 2010. Mr. Hallett’s and Mr. Caruso’s salary adjustments were retroactive to January 1, 2010.

Base Salaries for 2011. At its January 31, 2011 meeting, the Compensation Committee reviewed the 2011 base salaries of each of our named executive officers. After considering multiple factors, including, without limitation, the performance of the Company and the contribution of each named executive officer, the Compensation Committee gave Messrs. Hallett, Loughmiller, O’Brien and Skuy each a 2% increase in base salary. The amount of the increase was consistent with the overall 2% merit increase pool established for the Company. The increases resulted in the following salaries, which were retroactive to January 1, 2011: Mr. Hallett - $816,000; Mr. Loughmiller - $425,350; Mr. O’Brien - $501,766; and Mr. Skuy - $384,452 CDN. The Compensation Committee also concluded that, notwithstanding the prior year’s increase, Mr. Caruso’s compensation remained low given the level of his job responsibilities and relative size of ADESA as compared to the Company’s other business units. As a result, the Compensation Committee increased Mr. Caruso’s base salary approximately 11% to $500,000.

Annual Cash Incentive Plans

General. We provide annual cash incentive opportunities to our named executive officers in order to:

•	align annual incentives with overall Company financial results;

•	align annual incentives, where appropriate, with business unit or division financial results; and

•	align the interests of our executives with the interests of our stockholders.

Annual cash incentive opportunities are established for each named executive officer by the Compensation Committee based upon a number of factors including the job responsibilities of such executive and internal equity among the named executive officers. Consistent with our compensation philosophy and objectives, the Compensation Committee sets annual incentive bonus targets in amounts which are intended to encourage the achievement of certain levels of performance and provide a significant portion of each named executive officer’s compensation through variable pay based upon pre-established goals and objectives. Generally, named executive officers with greater job responsibilities have a greater proportion of their annual cash compensation tied to Company performance through their annual incentive opportunity. The Compensation Committee has not, however, established a policy or a formula for the purpose of calculating the specific amount or relative percentage of total compensation that should be derived from annual cash incentive opportunities.

The KAR Auction Services, Inc. Annual Incentive Plan. The KAR Auction Services, Inc. Annual Incentive Plan was adopted for the purpose of motivating and rewarding the successful achievement of pre-determined financial objectives at KAR Auction Services. Under such plan, the grant of cash based awards to eligible participants is contingent upon the achievement of certain corporate performance goals as determined by the Compensation Committee.

The Compensation Committee uses “Adjusted EBITDA” as defined in the Company’s senior credit agreement, for KAR Auction Services, ADESA and IAA, depending upon the named executive officer, as the measure of performance when establishing annual performance objectives for the named executive officers. Using these measures, the Compensation Committee establishes, on an annual basis, specific targets that determine the size of payouts under the incentive plan. Each named executive officer’s annual incentive opportunity may be based upon a combination of the performance of the Company overall and the performance of the executive’s business unit. In 2010, Mr. Hallett, Mr. Loughmiller and Mr. Skuy’s annual incentive opportunity was based solely upon the performance of KAR Auction Services. Mr. Caruso’s annual incentive opportunity was based primarily on the performance of ADESA and secondarily on the performance of KAR Auction Services. Mr. O’Brien’s annual incentive opportunity was based primarily on IAA and secondarily on KAR Auction Services.

“Adjusted EBITDA” is equal to EBITDA (earnings before interest expense, income taxes, depreciation and amortization) adjusted to exclude among other things (a) gains and losses from asset sales; (b) unrealized foreign currency translation gains and losses in respect of indebtedness; (c) certain non-recurring gains and losses; (d) stock option expense; (e) certain other noncash amounts included in the determination of net income; (f) management, monitoring, consulting and advisory fees paid to the Equity Sponsors; (g) charges and revenue reductions resulting from purchase accounting; (h) unrealized gains and losses on hedge agreements; (i) minority interest; (j) expenses associated with the consolidation of salvage operations; (k) consulting expenses incurred for cost reduction, operating restructuring and business improvement efforts; (l) expenses realized upon the termination of employees and the termination or cancellation of leases, software licenses or other contracts in connection with the operational restructuring and business improvement efforts; (m) expenses incurred in connection with permitted acquisitions; and (n) any impairment charges or write-offs of intangibles.

Performance Targets for the KAR Auction Services, Inc. Annual Incentive Plan.  The Compensation Committee analyzes financial measures and determines the level of performance required to receive threshold, target, and superior annual incentive payouts. The Compensation Committee established the performance objectives in amounts which it believed would be achievable given a sustained effort on the part of the named executive officers and which would require increasingly greater effort to achieve the target and superior objectives. The Compensation Committee may increase or decrease the performance targets and the potential payouts at each performance target, if, in the discretion of the Compensation Committee, the circumstances warrant such an adjustment.

The chart which follows provides the adjusted EBITDA performance targets established by the Compensation Committee for 2010 as well as the actual level of performance achieved (dollars in millions):

	Threshold	Target	Superior	Actual
KAR Auction Services	$438.8	$474.4	$521.8	$475.2
ADESA	$291.0	$314.6	$346.0	$269.8
IAA	$143.5	$155.1	$170.6	$186.1

Under the annual incentive plan, threshold performance objectives must be met in order for any payout to occur. Payouts can range from 37.5% of target awards for performance at threshold up to a maximum of 150% of target awards for superior performance or no payout if performance is below threshold. The following table shows the annual incentive opportunities for our named executive officers for 2010:

Name	Base Salary	Bonus Opportunity			Bonus Goal Weighting %

		Threshold % of Base Salary	Target % of Base Salary	Superior % of Base Salary	KAR Auction Services	ADESA	IAA
James Hallett	$800,000	50	100	150	100
Eric Loughmiller	$417,010	37.5	75	112.5	100
Thomas Caruso	$450,000	50	100	150	25	75
Thomas O’Brien	$491,927	50	100	150	25		75
Benjamin Skuy	$376,914 CDN	37.5	75	112.5	100

Because KAR Auction Services and IAA each achieved at least target level of performance, each of our named executive officers received an award under the KAR Auction Services, Inc. Annual Incentive Plan in 2010. The respective award amounts are set forth in the Summary Compensation Table.

Long-Term Incentive Opportunity — Equity Incentive Plans

The KAR Auction Services, Inc. Stock Incentive Plan.  Following the completion of a series of transactions on April 20, 2007 which resulted in ADESA and IAA becoming wholly owned subsidiaries of KAR Auction Services, the KAR Auction Services, Inc. Stock Incentive Plan (“Stock Incentive Plan”) was adopted to foster and promote the long-term financial success of KAR Auction Services and its subsidiaries and materially increase stockholder value by:

•	motivating superior performance by means of service- and performance-related incentives;

•	aligning the interests of our named executive officers with the interests of our stockholders so that they manage from the perspective of owners with an equity stake in the Company; and

•

enabling KAR Auction Services and its subsidiaries to attract and retain the services of a skilled and experienced executive management team upon whose judgment, interest, and special effort the successful conduct of its and their operations is largely dependent.

The Stock Incentive Plan, which has subsequently been frozen, provided for the grant of two types of options as well as restricted stock. No restricted stock was granted under the plan. Participation in the Stock Incentive Plan was limited to such persons as the Compensation Committee, in its discretion, designated. The number of options granted to each participant, the date of such grant, and the exercise price of the options were also subject to the discretion of the Compensation Committee.

Under the Stock Incentive Plan, one-fourth of the total amount of each option grant was service options, and three-fourths of the amount of each grant was exit options. We allocated service options and exit options to both encourage employee retention and reward effort. Service options functioned as an employee retention tool by rewarding continued service, and exit options reward employees’ efforts toward increasing the value of KAR Auction Services and also served as a retention tool because a grantee generally was required to remain employed to benefit from the increase in the value of KAR Auction Services. Together, these awards aligned the interests of our named executive officers and other employees with the interests of our stockholders, who benefited from both the retention of a skilled management team and an increase in the value of KAR Auction Services.

Service options were generally exercisable in four equal annual installments, commencing on the first anniversary of the grant date. Pursuant to the terms of the Stock Incentive Plan, the Compensation Committee had the right to accelerate the exercisability of outstanding options in its discretion. In connection with our initial public offering, the Compensation Committee accelerated the exercisability of all service options outstanding on the effective date of the initial public offering. The Compensation Committee believes that these vested service options will continue to function as an employee retention tool because option holders will want to contribute to and benefit from the potential increase in the value of the Company in the future. Exit options were performance options, and prior to the consummation of our initial public offering, became exercisable only after the occurrence of an exit event based on the satisfaction of certain performance goals.

Following completion of our initial public offering, the Compensation Committee exercised its discretion and modified the existing exercisability criteria for outstanding exit options so that such options vest and become exercisable in four tranches contingent upon (i) the weighted average closing price of the shares of common stock of the Company exceeding the threshold levels of $20.00, $25.00, $30.00 or $35.00 for ninety (90) consecutive trading days (as set forth in the chart which follows); (ii) the closing price of the common stock of the Company on the last trading day of such ninety (90) consecutive trading day period being greater than or equal to 85% of the threshold levels of $20.00, $25.00, $30.00 or $35.00; and (iii) the holder being a director, officer or employee of the Company or any of its subsidiaries on such date. In addition, the aggregate number of shares of our common stock subject to outstanding options under the Stock Incentive Plan and the respective exercise price of the outstanding options will be proportionately adjusted to reflect, as deemed equitable and appropriate by the Compensation Committee, any stock dividend, stock split (including reverse stock splits) or other recapitalization or extraordinary transaction affecting the shares of our common stock.

Amount To Vest	Conditions to Vesting[1]
25% of the exit options shall vest and become exercisable if	the weighted average closing price of Company common stock exceeds $20.00 for a period of ninety (90) consecutive trading days
An additional 25% of the exit options shall vest and become exercisable if	the weighted average closing price of Company common stock exceeds $25.00 for a period of ninety (90) consecutive trading days
An additional 25% of the exit options shall vest and become exercisable if	the weighted average closing price of Company common stock exceeds $30.00 for a period of ninety (90) consecutive trading days
An additional 25% of the exit options shall vest and become exercisable if	the weighted average closing price of Company common stock exceeds $35.00 for a period of ninety (90) consecutive trading days

(1) Subject to the additional vesting requirements described above.

Effective December 10, 2009, the Stock Incentive Plan was frozen. No additional awards will be made under the Stock Incentive Plan. Future awards will be made under the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan. As noted below, our Omnibus Plan will further provide incentives for both performance and retention, as grants under that plan will generally be forfeited upon an employee’s termination of employment.

KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan.  Our Board of Directors adopted the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan (the “Omnibus Plan”) on December 10, 2009. The purpose of the Omnibus Plan is to provide an additional incentive to selected management employees, directors, independent contractors and consultants of KAR Auction Services whose contributions are essential to the growth and success of our business, in order to strengthen the commitment of such persons to KAR Auction Services, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in our long-term growth and profitability.

Under the Omnibus Plan, participants are eligible to receive options, restricted stock, stock appreciation rights, other stock-based awards or cash based awards as determined by the Compensation Committee. The aggregate authorized number of shares of common stock available for awards under the terms of the Omnibus Plan is 6,492,683.

Under the Omnibus Plan, the Compensation Committee has the authority to:

•

select Omnibus Plan participants and determine the types of awards to be made to participants, and any appropriate award terms, conditions and restrictions (including the performance goals and period applicable to awards, if any);

•	determine the number of shares to be covered by each award granted;

•	accelerate or waive any terms and conditions imposed on an award;

•	adopt, alter, and repeal such administrative rules, guidelines and practices governing the plan as it from time to time deems advisable; and

•

construe and interpret the terms and provisions of the plan and any awards issued under the Omnibus Plan (and any award agreement relating thereto), and to otherwise supervise the administration of the plan and to exercise all powers and authorities either specifically granted under the plan or necessary and advisable in the administration of the plan.

Employee Stock Purchase Plan

Prior to our initial public offering, the Company adopted the KAR Auction Services, Inc. Employee Stock Purchase Plan. The Employee Stock Purchase Plan is designed to provide an incentive to attract, retain and reward eligible employees and is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”). The Employee Stock Purchase Plan is generally available to all eligible employees (excluding any employee that is an officer or director who is subject to the reporting requirements under Section 16(a) of the Exchange Act), and will not be tied to any performance criteria. Accordingly, our named executive officers are not eligible to participate in the Employee Stock Purchase Plan.

Retirement, Health and Welfare Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees, including our named executive officers. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, dental, vision, pharmacy, life insurance, disability and accidental death and disability. We also provide travel insurance to all employees who travel for business purposes.

Perquisites

In general, the Compensation Committee believes that the provision of a certain level of perquisites and other personal benefits to the named executive officers is reasonable and consistent with the objective of facilitating and allowing us to attract and retain highly qualified executive officers. The perquisites which are currently available to our named executive officers include an automobile allowance, 401(k) or Registered Retirement Savings Plan matching contributions, Company-paid group term life insurance premiums, professional association membership fees and club membership fees. The Compensation Committee has not established a policy or a formula for the purpose of calculating the amount or relative percentage of total compensation that should be derived from perquisites.

Severance and Change in Control Agreements

The Compensation Committee recognizes that, from time to time, it is appropriate to enter into agreements with our executive officers to ensure that we continue to retain their services and to promote stability and continuity within the Company. In connection with the completion of the 2007 Transactions (as defined in “Certain Related Party Relationships”), Mr. O’Brien entered into an employment agreement with IAA that contains severance and change in control provisions. Mr. O’Brien is the only named executive officer who has an employment agreement or severance change in control agreement with KAR Auction Services or one of its subsidiaries.

A description of Mr. O’Brien’s employment agreement can be found in the section entitled “Employment Agreements with Named Executive Officers.”

KAR LLC Override Units

Each of our named executive officers, other than Messrs. Caruso and Skuy, is also a Management Member of KAR LLC. Through the issuance by KAR LLC of certain profit interests referred to as “Override Units,” such named executive officers are incentivized to manage from the perspective of owners with an equity stake in the Company. Override Units may be issued as either Operating Units or Value Units. One-fourth of the Override Units are issued as Operating Units and the remaining three-fourths are issued as Value Units. The ratio of Operating Units to Value Units was determined by our Equity Sponsors and is intended as both a retention tool to reward continued service and as a performance-incentive to reward our named executive officers for the achievement of certain multiples on our Equity Sponsors’ original investment in KAR LLC, as described in the following paragraph.

The Operating Units vest ratably over four years from the date of grant and generally will be forfeited on a pro rata basis if the executive ceases to be employed by KAR LLC or one of its subsidiaries prior to the fourth anniversary of the date of grant. As of December 31, 2010, 75% of the Operating Units had vested. Operating Units that are vested will participate in distributions from KAR LLC to its members (including our Equity Sponsors) in excess of such members’ original investments in KAR LLC.

The Value Units generally will be forfeited in the event the executive ceases to be employed by KAR LLC or one of its subsidiaries. The portion of the Value Units held by the executive that will participate in distributions from KAR LLC to its members (including our Equity Sponsors) will be determined based on the investment multiple and internal rate of return realized by the Investor Members on their original investment in KAR LLC. For example, all Value Units will participate in distributions if the Investment Multiple is at least 3.5 and the Applicable Performance Percentage of the Value Units will participate in distributions if the Investment Multiple is greater than 1.5 but less than 3.5.

For purposes of the foregoing, the “Investment Multiple” is equal to the quotient of the “Current Value” divided by the “Initial Price.” The “Current Value” is generally equal to the sum of (i) the aggregate amount of distributions received by the Investor Members prior to such time in respect of their common equity interests of KAR LLC plus (ii) in the case of a distribution made in connection with an Exit Event, the product of (y) the aggregate amount per Common Unit of distributions to be received by the Investor Members upon such Exit Event and (z) the aggregate number of Units held by the Investor Members as of the occurrence of such Exit Event. The “Initial Price” is equal to the product of (i) the Investor Members’ average cost per each Common Unit held by the Investor Member times (ii) the total number of the Common Units held by the Investor Member.

The “Applicable Performance Percentage” means, expressed as a percentage, the quotient obtained by dividing (x) the excess, if positive, of the Investment Multiple over 1.5 by (y) 2. Notwithstanding the foregoing or anything to the contrary, in no event will any Value Units participate in distributions unless the Investor Members receive an internal rate of return, compounded annually on their investment in KAR LLC of at least 12% and the Investment Multiple is greater than 1.5. In the event that any portion of the Value Units do not become eligible to participate in distributions upon the occurrence of an Exit Event, such portion of such Value Units will automatically be forfeited. An Exit Event includes, generally, any transaction other than an initial public offering which results in the sale, transfer, or other disposition by certain of the original members of KAR LLC, which are referred to as the “Investor Members,” to a third party of (a) all or substantially all of the limited liability company interests of KAR LLC beneficially owned by the Investor Members, as of the date of such transaction; or (b) all of the assets of KAR LLC and its subsidiaries, taken as a whole.

The Investor Members include Kelso Investment Associates VII, L.P.; KEP VI, LLC; GS Capital Partners VI Fund, L.P.; GS Capital Partners VI Parallel, L.P.; GS Capital Partners VI GmbH & Co. KG; GS Capital Partners VI Offshore Fund, L.P.; ValueAct Capital Master Fund, L.P.; PCap KAR LLC; Axle Holdings II, LLC (“Axle LLC”); and such other persons who from time-to-time become members of the Company and are designated as Investor Members.

The Operating Units and the Value Units are not convertible into common stock and are generally not transferable. The terms of the Override Units, including the vesting requirements and applicable performance standards, may be modified by KAR LLC as permitted in the LLC Agreement.

Our named executive officers hold profit interests in KAR LLC as follows:

Name	Value Units	Operating Units

James Hallett	131,054.76	43,684.92
Eric Loughmiller	38,436.00	12,812.00
Thomas O’Brien	41,196.22	13,732.07

Messrs. Caruso and Skuy do not hold profit interests in KAR LLC.

Axle LLC Override Units

Prior to the date of the 2007 Transactions (as defined in “Certain Related Party Relationships”), Mr. O’Brien was a Management Member of Axle LLC. Axle LLC is the former ultimate parent company of IAA and is a holder of common equity interests in KAR LLC. As such, he holds profit interests in Axle LLC referred to as Override Units (the “Axle Override Units”) which were granted prior to the completion of the 2007 Transactions. The Company recognizes compensation expense with respect to the Axle Override Units.

Similar to the Override Units in KAR LLC, the Axle Override Units consist of Operating Units, which vest over a period of time, and Value Units, which vest upon the achievement of certain financial objectives for the benefit of certain of the investors in Axle LLC referred to in the Axle LLC Agreement as the “Kelso Members.”

Subject to certain conditions, including possible forfeiture, the holders of Axle Override Units, including Mr. O’Brien have certain rights with respect to profits and losses of Axle LLC and distributions from Axle LLC. The Axle Operating Units vested 100% on May 25, 2008.

Value Units vest and become eligible to participate in distributions upon the occurrence of certain Exit Events only if, upon the occurrence of such an event, the Kelso Members receive an internal rate of return, compounded annually, on their investment in Axle LLC of at least 12%, and the Investment Multiple is greater than two (2). All Value Units will participate in distributions if the Investment Multiple is at least four (4). If the Investment Multiple is greater than two (2), but less than four (4), the Value Units will participate in the distribution on a ratable basis. Value Units not eligible to participate in distributions upon the occurrence of an Exit Event will be automatically forfeited.

For purposes of the Axle Override Units, an “Exit Event” includes, generally, any transaction which results in the sale, transfer or other disposition by the Kelso Members to a third party of (i) all or substantially all of the limited liability company interests of Axle LLC beneficially owned by the Investor Members as of the date of such transaction; or (ii) all of the assets of Axle LLC and its subsidiaries, taken as a whole. For purposes of the Axle LLC Agreement, the Investment Multiple is, generally, equal to the quotient of the fair market value of all distributions received by Kelso Investment Associates VII, L.P. and KEP VI, LLC (collectively, “Kelso”) divided by Kelso’s aggregate capital contributions to Axle LLC.

The Axle Override Units were not granted by the Compensation Committee and the Compensation Committee does not have authority to amend the terms of the Axle Override Units. Mr. O’Brien holds 128,971 Value Units and 64,485 Operating Units in Axle LLC. The Compensation Committee has discretion to consider the Axle Override Units held by Mr. O’Brien when determining total compensation. In 2010, the Compensation Committee did not consider the value of the Axle Override Units a significant factor in determining compensation levels for Mr. O’Brien and, given the amount of Company equity awards held by Mr. O’Brien, did not consider the Axle Override Units held by such executive to pose any potential conflict of interest with respect to the Company.

Rollover Stock Options

In connection with the completion of the 2007 Transactions (as defined in “Certain Related Party Relationships”), certain stock options held by Mr. O’Brien to acquire shares of stock of Axle Holdings were converted, pursuant to the terms of a Rollover Stock Option Agreement, into options to acquire shares of common stock of KAR Auction Services or cash.

Following their conversion, the stock options became exercisable for a specified number of shares of common stock of KAR Auction Services or cash on substantially the same terms and conditions as they had been exercisable under the Axle Holdings, Inc. Stock Incentive Plan. All of the Rollover Stock Options held by Mr. O’Brien were exercised by him in 2010.

Tax and Accounting Considerations

Employment Agreements. Section 280G of the Internal Revenue Code (“Section 280G”) and related provisions impose substantial excise taxes under Section 4999 of the Code on so-called “excess parachute payments” payable to certain named executive officers upon a change in control and results in the loss of the compensation deduction for such payments by the Company. In connection with a change in control, Mr. O’Brien’s employment agreement provides that a lump sum “Gross-Up Payment” will be made to Mr. O’Brien in such amount as is necessary to ensure that the net amount retained by Mr. O’Brien, after reduction for any excise taxes on the payments under his employment agreement, will be equal to the amount that he would have received if no portion of the payments had been an excess parachute payment.

KAR Auction Services, Inc. Stock Incentive Plan. In the event that any payment received under the plan upon the occurrence of an Exit Event would constitute an excess parachute payment, then, the payment will be reduced to the extent necessary to eliminate any such excess parachute payment. In such event, however, KAR Auction Services will use good faith efforts to seek the approval of the stockholders in the manner provided for in Section 280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments, so that such payment would not be treated as a “parachute payment” for this purpose.

KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan. Certain awards under the plan are designed to comply with the performance-based compensation exception to the $1,000,000 per person annual deductibility limit under Section 162(m) of the Code applicable to the chief executive officer and the three other most highly-compensation executive officers other than the chief financial officer. However, because of our recent initial public offering, compensation under the plan is not subject to Section 162(m) of the Code until the earliest to occur of (i) the expiration of the plan; (ii) an amendment of the plan that results in a material modification; (iii) the issuance of all common stock that has been allocated under the plan; or (iv) the Company’s 2013 annual meeting of stockholders.

Accounting for Stock-Based Compensation. We account for stock-based compensation in accordance with the requirements of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”).

Financial Restatements. The Compensation Committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash- or equity-based incentive compensation paid to named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. The Compensation Committee believes that this issue is best addressed when the need actually arises, when all of the facts regarding the restatement are known. However, the Company intends to adopt a compensation recoupment policy that will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis for executive compensation for 2010 and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Church M. Moore (Chairman)

Brian T. Clingen

Sanjeev K. Mehra

Gregory P. Spivy

Analysis of Risk In the Company’s Compensation Structure

As part of its responsibilities to annually review all incentive compensation and equity-based plans, and evaluate whether the compensation arrangements of the Company’s employees incentivize unnecessary and excessive risk-taking, the Compensation Committee evaluated the risk profile of all of the Company’s compensation policies and practices for 2010, and concluded that they do not motivate imprudent risk taking. In its evaluation, the Compensation Committee reviewed the Company’s employee compensation structures, and noted numerous design elements that manage and mitigate risk without diminishing the incentive nature of the compensation, including:

•	a balanced mix between cash and equity, and annual and longer-term incentives;

•	caps on incentive awards at reasonable levels;

•	linear payouts between target levels with respect to annual incentive awards;

•	Compensation Committee approval of (and discretion in) executive pay matters; and

•	Long-term vesting periods.

The Committee also reviewed the Company’s compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting towards annual incentives, highly leveraged payout curves, unreasonable thresholds and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. The Compensation Committee concluded that the Company’s compensation programs do not include such elements or have implemented features, steps and controls that are designed to limit risks of our compensation arrangements. In light of these analyses, the Committee concluded that it has a balanced pay and performance program that does not encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table For 2010

The table below contains information concerning the compensation of our (i) PEO; (ii) PFO; and (iii) the three most highly compensated executive officers (other than the PEO and PFO) who were serving as executive officers as of December 31, 2010. Information for 2008 and 2009 is not provided for Messrs. Caruso and Skuy because they were not named executive officers in those years.

Name and Principal Position	Year		Salary	Bonus		Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)		Total
James Hallett, CEO (PEO)	2010 2009 2008	(1)	$800,000 $592,250 $586,547	- $140,513 -	(2)	$1,050,000 - -	$806,745 $643,943 -	$32,222 $37,122 $191,948		$2,688,967 $1,413,828 $778,495
Eric Loughmiller, EVP and CFO (PFO)	2010 2009 2008		$402,423 $360,500 $357,029	- - -		- - -	$315,395 $270,572 -	$25,300 $66,186 $65,201		$743,118 $697,258 $422,230
Thomas Caruso, CEO and President of ADESA	2010		$450,000	-		$1,253,840	$113,449	$11,040		$1,828,329
Thomas O’Brien, CEO and President of IAA	2010 2009 2008		$491,927 $482,281 $482,281	- - -		- - -	$677,450 $505,610 $339,650	$33,382 $39,413 $36,790	(6) (6)	$1,202,759 $1,027,304 $858,721

Benjamin Skuy, EVP of International Markets and Strategic Initiatives (7)	2010		$367,014	-		$850,920	$300,652	$17,958		$1,536,544

(1)	James Hallett became the Chief Executive Officer of KAR Auction Services on September 8, 2009.

(2)	The amount reported consists of a cash bonus paid to Mr. Hallett in connection with his assumption of the responsibilities and duties of Chief Executive Officer of KAR Auction Services.

(3)	The amounts reported in this column represent the grant date fair value computed in accordance with ASC 718. See Note 4 to our financial statements for 2010 regarding the assumptions made in determining the grant date fair value.

(4)	The amount reported is equal to amount paid to the named executive officer under the KAR Auction Services, Inc. Annual Incentive Plan, except that the amount reported for 2008 for Thomas O’Brien is the amount paid to Mr. O’Brien under the Insurance Auto Auctions, Inc. 2008 Incentive Plan.

(5)	The amounts reported for 2010 consist of an automobile allowance, 401(k) or Registered Retirement Savings Plan matching contributions, Company-paid group term life insurance premiums, commuting expenses, professional association membership fees and club membership fees.

•	Automobile allowance: Mr. Hallett - $25,000; Mr. Loughmiller - $7,693; Mr. Caruso -$4,898 (company car); Mr. O’Brien - $18,000.

•	401(k) or Registered Retirement Savings Plan matching contributions: Mr. Hallett -$4,900; Mr. Loughmiller - $4,900; Mr. Caruso - $4,900; Mr. O’Brien - $4,900; Mr. Skuy - $2,378.

•	Company-paid group term life insurance premiums: Mr. Hallett - $2,322; Mr. Loughmiller - $1,242; Mr. Caruso-$1,242; Mr. O’Brien - $2,322; Mr. Skuy -$1,057.

•	Commuting expenses: Mr. Loughmiller - (i) lodging $10,170; and (ii) fuel and vehicle expenses $1,295; Mr. Skuy - parking $1,598.

•	Professional association membership fees: Mr. Skuy $1,019.

•	Club membership fees: Mr. O’Brien - $8,160; Mr. Skuy - $11,906.

(6)	The amounts previously disclosed for 2008 and 2009 for Mr. O’Brien did not include his club membership fees. The amounts for 2008 and 2009 now include club membership fees of $7,268 and $9,291 respectively.

(7)	All compensation paid to and benefits for Mr. Skuy, other than option awards, were paid in Canadian dollars. The amounts have been converted into United States dollars using the exchange rate on the date that each amount was paid.

Grants of Plan-Based Awards For 2010

The following table summarizes the payouts which our named executive officers could have received upon the achievement of certain performance objectives under the KAR Auction Services, Inc. Annual Incentive Plan, and the grants made to our named executive officers in 2010 under the KAR Auction Services, Inc. Stock Incentive Plan.

Name (a)	Grant Date (b)	Compensation Committee Action Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)						Estimated Future Payouts under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards (k)	Grant Date FV (l) (2)
			Threshold ($) (c)		Target ($) (d)		Maximum ($) (e)		Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James Hallett	N/A		$400,000		$800,000		$1,200,000
	3/1/2010	2/22/2010										37,500.00	$ 13.46	$162,375
	3/1/2010	2/22/2010									112,500.00		$ 13.46	$887,625
Eric Loughmiller	N/A		$156,379		$312,758		$469,136
Thomas Caruso	N/A		$225,000		$450,000		$675,000
	3/1/2010	2/10/2010										44,780.00	$ 13.46	$193,897
	3/1/2010	2/10/2010									134,340.00		$ 13.46	$1,059,943
Thomas O’Brien	N/A		$245,964		$491,927		$737,891
Benjamin Skuy	N/A		$137,630	(3)	$275,261	(3)	$412,891	(3)
	3/1/2010	2/10/2010										30,390.00	$ 13.46	$131,589
	3/1/2010	2/10/2010									91,170.00		$ 13.46	$719,331

(1)	Columns (c), (d) and (e) include the potential awards for performance at the threshold, target and maximum (“superior”) levels, respectively, under the KAR Auction Services, Inc. Annual Incentive Plan. See, “Compensation Discussion and Analysis - Elements Used to Achieve Compensation Philosophy and Objectives - Annual Cash Incentive Plans” for further information on the terms of the KAR Auction Services, Inc. Annual Incentive Plan.

(2)	Column (l) represents the grant date fair value in accordance with ASC 718. See Note 4 to our financial statements for 2010 regarding the assumptions made in determining the grant date fair value.

(3)	The amounts shown have been converted into United States dollars using the exchange rate on December 31, 2010.

Additional information concerning (i) the KAR Auction Services, Inc. Annual Incentive Plan and the performance targets under the plan; and (ii) the KAR Auction Services, Inc. Stock Incentive Plan may be found in the sections entitled “Elements Used to Achieve Compensation Philosophy and Objectives - Annual Cash Incentive Plans” and “- Equity Incentive Plans” respectively. For additional information concerning the KAR LLC Override Units, and Axle LLC Override Units see the sections entitled “Elements Used to Achieve Compensation Philosophy and Objectives - KAR LLC Override Units,” and the “- Axle LLC Override Units,” respectively.

Employment Agreements with Named Executive Officers

Mr. O’Brien, who has an employment agreement with IAA, is currently the only named executive officer who has an employment agreement with KAR Auction Services or one of its subsidiaries. A summary of the agreement is provided below. Mr. O’Brien’s employment agreement provides that Mr. O’Brien is an at-will employee and provides for the following severance and change in control payments:

Termination Due to Mr. O’Brien’s Death or Disability

If Mr. O’Brien’s employment is terminated as a result of his death or disability, IAA will be obligated to pay him (or his legal representatives) an amount equal to the sum of (i) any earned but unpaid base salary; (ii) his accrued but unpaid vacation earned through the date of termination; (iii) the greater of (I) the product of (x) any incentive compensation paid to or deferred by Mr. O’Brien for the fiscal year preceding the fiscal year in which the date of termination occurs, multiplied by (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365 and (II) the average of the past three (3) years’ annual bonuses (such greater amount being “O’Brien’s Annual Bonus”); and (iv) any compensation previously deferred by Mr. O’Brien. The aggregate of the foregoing is referred to as the “O’Brien’s Accrued Obligations.” Mr. O’Brien’s target bonus is 100% of his annual base salary. For purposes of Mr. O’Brien’s employment agreement, “disability” is defined to mean with respect to Mr. O’Brien, a substantial inability, by reason of physical or mental illness or accident, to perform his regular responsibilities under the employment agreement indefinitely or for a period of one hundred eighty (180) days. Long-term disability insurance is a Company-paid benefit for all employees and is only paid after six months on short-term disability. The benefit is 66.67% of base pay capped at $10,000 per month.

Voluntary Termination by Mr. O’Brien or Termination for Cause by IAA

If Mr. O’Brien voluntarily terminates his employment or if IAA terminates his employment for cause, IAA’s sole obligation will be to pay Mr. O’Brien a lump sum amount equal to (i) any earned but unpaid base salary; and (ii) his accrued but unpaid vacation earned through the date of termination. For purposes of the employment agreement, “Cause” means, as determined in the Board of Directors’ discretion, Mr. O’Brien’s (i) willful and continued failure to perform substantially his duties with IAA or one of its affiliates (other than any such failure resulting from incapacity due to medically documented illness or injury) for a period of 30 days after a written demand for substantial performance is delivered to Mr. O’Brien by the Board of Directors, which specifically identifies the manner in which the Board of Directors believes that Mr. O’Brien has not substantially performed his duties; or (ii) willful engaging in illegal conduct or gross misconduct which is demonstrably injurious to IAA.

Termination for Other Reasons

If Mr. O’Brien’s employment is terminated by IAA either prior to or more than two (2) years after a “change in control” (as defined below), IAA will be obligated to pay Mr. O’Brien an amount equal to the sum of (i) Mr. O’Brien’s annual base salary on the date of termination; plus (ii) Mr. O’Brien’s average annual bonus received over the eight (8) fiscal quarters immediately preceding the fiscal quarter during which Mr. O’Brien’s employment is terminated, without exceeding Mr. O’Brien’s target bonus for the fiscal year during which Mr. O’Brien’s employment is terminated; plus (iii) Mr. O’Brien’s auto allowance for IAA’s fiscal year during which Mr. O’Brien’s employment is terminated. In addition, IAA must provide, at IAA’s expense, continued group health plan coverage for Mr. O’Brien and his qualified beneficiaries until the earlier of the date that Mr. O’Brien begins any subsequent full-time employment for another employer for pay and the date that is one (1) year after Mr. O’Brien’s termination of employment.

Termination Within Two Years Following A Change in Control

If Mr. O’Brien’s employment with IAA is terminated by IAA without cause or by reason of Mr. O’Brien’s “involuntary termination” (as defined below), in either case within two (2) years after the effective date of a change in control, IAA shall pay Mr. O’Brien (i) an amount equal to 150% of the sum of (a) Mr. O’Brien’s then-current annual base salary and (b) O’Brien’s Annual Bonus (as defined above) plus (ii) the amount of O’Brien’s Accrued Obligations (as defined above). In addition, IAA must provide, at its expense, continued group health plan coverage for Mr. O’Brien and his qualified beneficiaries until the earlier of the date that Mr. O’Brien begins any subsequent full-time employment for another employer for pay and the date that is 18 months after Mr. O’Brien’s termination of employment for any reason.

For purposes of the foregoing, an “involuntary termination” means, generally, Mr. O’Brien’s voluntary termination of employment following (i) a change in Mr. O’Brien’s position which materially reduces Mr. O’Brien’s level of responsibility; (ii) a reduction in Mr. O’Brien’s level of compensation (base salary and target incentive compensation); or (iii) a change in Mr. O’Brien’s place of employment, which is more than seventy-five (75) miles from Mr. O’Brien’s then-current place of employment, provided that such change or diminution, as applicable, is effected without Mr. O’Brien’s written concurrence.

For purposes of Mr. O’Brien’s employment agreement, a “change of control” means, generally: (i) the acquisition by any individual, entity, or group of beneficial ownership of 50% or more of the voting power of the then outstanding voting securities of IAA entitled to vote generally in the election of directors; or (ii) individuals who, as of the date of the employment agreement, constitute the Board of Directors of IAA cease for any reason to constitute at least a majority of the Board of Directors; or (iii) the consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of IAA unless, following such merger, consolidation or disposition, (y) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting securities of IAA immediately prior to such merger, consolidation, or disposition beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such merger, consolidation, or disposition in substantially the same proportions as their ownership, immediately prior to such merger, consolidation, or disposition and (z) at least a majority of the members of the Board of Directors of the corporation resulting from such merger, consolidation, or disposition were members of the Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such merger, consolidation or disposition; or (iv) the approval by the shareholders of IAA of a complete liquidation or dissolution of IAA.

Excise Tax Gross-Up

Mr. O’Brien’s employment agreement provides that if any payment or benefit due and payable under the agreement causes any excise tax imposed by Section 4999 of the Code to become due and payable by Mr. O’Brien, then IAA will pay to Mr. O’Brien a “gross-up” payment so that he is in the same after-tax position as he would have been had the excise tax not been payable.

Requirements With Respect to Non-Competition and Non-Solicitation

The employment agreement provides that during an 18 month period following his termination of employment for any reason, Mr. O’Brien may not become employed by or engage in any activity or other business substantially similar to or competitive with the business of IAA within the continental United States, Canada and Mexico. In addition, during such 18 month period, Mr. O’Brien may not solicit, aid or induce (i) any employee of IAA to leave IAA; or (ii) any customer, client, vendor, lender, supplier or sales representative of IAA or similar persons engaged in business with IAA to discontinue such relationship or reduce the amount of business done with IAA.

Outstanding Equity Awards at Fiscal Year-End For 2010

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)

James Hallett	32,763.69 (1)	10,921.23 (1)		100.00	06/15/2017
			131,054.76 (2)	100.00	06/15/2017
		37,500.00 (3)		13.46	03/01/2020
			112,500.00 (4)	13.46	03/01/2020

Eric Loughmiller	9,609.00 (1)	3,203.00 (1)		100.00	06/15/2017
			38,436.00 (2)	100.00	06/15/2017

Thomas Caruso	43,970.00 (5)			10.00	08/20/2017
			131,910.00 (6)	10.00	08/20/2017
	13,700.00 (7)			16.677	08/19/2018
			41,100.00 (8)	16.677	08/19/2018
		44,780.00 (3)		13.46	03/01/2020
			134,340.00 (4)	13.46	03/01/2020

Thomas O’Brien	10,299.05 (1)	3,433.02 (1)		100.00	06/15/2017
			41,196.22 (2)	100.00	06/15/2017
	64,485.00 (9)			25.62	05/25/2015
			128,971.00 (10)	25.62	05/25/2015

Benjamin Skuy	43,970.00 (5)			10.00	08/20/2017
			131,910.00 (6)	10.00	08/20/2017
	3,760.00 (11)			16.264	02/07/2018
			11,280.00 (12)	16.264	02/07/2018
		30,390.00 (3)		13.46	03/01/2020
			91,170.00 (4)	13.46	03/01/2020

(1)	These Operating Units in KAR LLC were granted on June 15, 2007 and vest ratably on each of the first four (4) anniversaries of the date of grant.

(2)	These Value Units in KAR LLC were granted on June 15, 2007 and vest upon attaining certain performance criteria.
(3)	The service options were granted on March 1, 2010 and vest ratably on each of the first four (4) anniversaries of the date of grant.
(4)	These exit options were granted on March 1, 2010 and vest upon the achievement of certain performance criteria.
(5)	The service options were granted on August 20, 2007 and became fully vested on December 10, 2009.
(6)	These exit options were granted on August 20, 2007 and vest upon the achievement of certain performance criteria.
(7)	The service options were granted on August 19, 2008 and became fully vested on December 10, 2009.
(8)	These exit options were granted on August 19, 2008 and vest upon the achievement of certain performance criteria.
(9)	These Operating Units in Axle LLC were granted on May 25, 2005 and became fully vested on May 25, 2008.
(10)	These Value Units in Axle LLC were granted on May 25, 2005 and vest upon the achievement of certain performance criteria.
(11)	The service options were granted on February 7, 2008 and became fully vested on December 10, 2009.
(12)	These exit options were granted on February 7, 2008 and vest upon the achievement of certain performance criteria.

Option Exercises During Fiscal Year 2010

The table below sets forth the number of shares acquired and the value realized upon exercise of stock options during fiscal year 2010 by each of the named executive officers.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
James Hallett, CEO (PEO)	—	—

Eric Loughmiller, EVP and CFO (PFO)	—	—

Thomas Caruso, CEO and President of ADESA	—	—

Thomas O’Brien, CEO and President of IAA	513,728(1)	$4,430,233

Benjamin Skuy, EVP of International Markets and Strategic Initiatives of KAR Auction Services	—	—

(1)	Represents all rollover options held by Mr. O’Brien.

Potential Payments Upon Termination or Change-In-Control

The following is a discussion of payments and benefits that would be due to our named executive officers upon certain types of employment terminations or the occurrence of a change in control of the Company.

The KAR Auction Services, Inc. Annual Incentive Plan

The KAR Auction Services, Inc. Annual Incentive Plan provides for the following payments upon the termination of employment scenarios set forth below. Each of the named executive officers participates in the KAR Auction Services, Inc. Annual Incentive Plan.

Death, Disability, Retirement. In the event that the employment of any named executive officer is terminated as a result of the named executive officer’s death, disability or retirement, such named executive officer will be entitled to receive a pro-rated amount of any incentive award which they otherwise would have been entitled to receive. “Disability” means, for this purpose, the inability of the named executive officer to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment for a certain period of time.

Voluntary Termination or Termination by the Company. If the employment of any named executive officer is terminated with or without cause, such named executive officer will forfeit all rights to any incentive award payment under the plan.

Stock Incentive Plans

The Stock Incentive Plan and the KAR Auction Services, Inc. 2009 Omnibus Stock Incentive Plan provides for the following treatment of stock options issued pursuant to the plan upon the termination of employment scenarios or a change in control, as set forth below. As a result of the Stock Incentive Plan being frozen by the Company on December 10, 2009, no additional stock options will be granted under this plan. Future grants of stock options will be made pursuant to the terms of the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan.

Death, Disability or Retirement. In the event that any named executive officer’s employment with KAR Auction Services or any subsidiary of KAR Auction Services is terminated by reason of the named executive officer’s death, disability or retirement, then all options held by the named executive officer that are exercisable as of the date of such termination may be exercised by the named executive officer or the named executive officer’s beneficiary until the earlier of (i) one (1) year following the named executive officer’s termination of employment; or (ii) the normal expiration date of the options. All options that are not exercisable on the date of such termination of employment shall terminate and be canceled immediately upon such termination of employment.

Voluntary Termination or Termination by the Company. In the event that any named executive officer’s employment with KAR Auction Services or any subsidiary of KAR Auction Services is terminated due to the named executive officer’s voluntary resignation without “good reason” (as defined below) or for “cause” (as defined below) by KAR Auction Services or any of its subsidiaries, all options then held by the named executive officer, whether or not then exercisable, shall terminate and be canceled immediately upon such termination of employment.

For this purpose, “cause” means, generally, (i) the refusal or neglect of the named executive officer to perform substantially his employment-related duties; (ii) the named executive officer’s personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty; (iii) the named executive officer’s indictment for, conviction of, or entering a plea of guilty or nolo contendere to a crime constituting a felony or his willful violation of any applicable law; (iv) the named executive officer’s failure to reasonably cooperate, following a request to do so by KAR Auction Services or any of its subsidiaries, in any internal or governmental investigation; or (v) the named executive officer’s material breach of any written covenant or agreement not to disclose any information pertaining to KAR Auction Services or any of its subsidiaries or not to compete or interfere with KAR Auction Services or any of its subsidiaries.

Termination Without Cause or For Good Reason. In the event that any named executive officer’s employment with KAR Auction Services or any subsidiary of KAR Auction Services is terminated by KAR Auction Services or any of its subsidiaries without cause (as defined above) or by the named executive officer for “good reason” (as defined below), any options then held by the named executive officer which are exercisable on the date of termination shall be exercisable until the earlier of (i) the 90th day following the named executive officer’s termination of employment; or (ii) the normal expiration date of the options. Any options held by the named executive officer that are not then exercisable shall terminate and be canceled immediately upon such termination of employment.

Unless specified otherwise in a named executive officer’s employment agreement, the termination of a named executive officer’s employment with KAR Auction Services or any of its subsidiaries shall be deemed to be for “good reason” if such named executive officer voluntarily terminates his or her employment with the Company or any subsidiary of the Company as a result of (i) the Company or any subsidiary of the Company significantly reducing the named executive officer’s current salary without the named executive officer’s prior written consent; or (ii) the Company or any subsidiary of the Company taking any action that would substantially diminish the aggregate value of the benefits provided to the named executive officer under the Company’s or such subsidiary’s accident, disability, life insurance, or any other employee benefit plans in which the named executive officer participates.

Upon the Occurrence of an Exit Event. Immediately upon the occurrence of an Exit Event (as defined in “Compensation Discussion and Analysis - Elements Used to Achieve Compensation Philosophy and Objectives - Long Term Equity Incentive Plans”), each outstanding service option and each outstanding exit option (according to the schedule which follows) will be canceled in exchange for a cash payment in an amount equal to the excess of the Exit Event Price (as defined in the plan) over the Option Price (as defined in the plan).

As noted in “Compensation Discussion and Analysis - Elements Used to Achieve Compensation Philosophy and Objectives - Long Term Equity Incentive Plans,” the Compensation Committee decided to vest all outstanding service options and substitute the existing exercisability criteria for outstanding exit options so that such options instead vest and become exercisable contingent upon achievement of specified price thresholds for shares of common stock of the Company. These changes became effective on December 10, 2009 in conjunction with the Company’s initial public offering.

Reduction for Excess Parachute Payments. In the event that any payment received upon the occurrence of an Exit Event under either plan would constitute an “excess parachute payment” as defined in Section 280G of the Code, the payment shall be reduced to an amount necessary to avoid the imposition of Section 280G of the Code. In such event, KAR Auction Services will use good faith efforts to seek the approval of its stockholders in the manner provided for under Section 280G(b)(5) of the Code and the regulations thereunder with respect to such payment so that it will not be treated as an “excess parachute payment” for this purpose.

LLC Agreement of KAR LLC

The LLC Agreement provides for the following payments to Messrs. Loughmiller, Hallett and O’Brien, who are Management Members of KAR LLC, upon the termination of employment scenarios or a change in control, as set forth below:

Termination for Cause. In the event that a Management Member’s employment is terminated for cause, all KAR Override Units issued to such Management Member will immediately be forfeited. “Cause” means, generally, (i) the refusal or neglect of the Management Member to perform substantially his or her employment-related duties; (ii) the Management Member’s personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty; (iii) the Management Member’s indictment for, conviction of, or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law; (iv) the Management Member’s failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation, or (v) the Management Member’s material breach of any written covenant or agreement not to disclose any information pertaining to the Company or not to compete or interfere with the Company.

Termination for Any Reason Other Than Cause. Provided that an Exit Event (as defined in “Elements Used to Achieve Compensation Philosophy and Objectives - Long Term Equity Incentives Plans”) has not occurred and that a definitive agreement is not in effect regarding a transaction which, if consummated, would result in an Exit Event, then all of the Value Units and a percentage of the Operating Units shall be forfeited according to the following schedule:

If the Termination Occurs	Percentage of Operating Units Forfeited

Before the first anniversary of the grant of such Operating Units	100%
On or after the first anniversary, but before the second anniversary, of the grant of such Operating Units	75%
On or after the second anniversary, but before the third anniversary, of the grant of such Operating Units	50%
On or after the third anniversary, but before the fourth anniversary, of the grant of such Operating Units	25%
On or after the fourth anniversary of the grant of such Operating Units	0%

Upon the Occurrence of an Exit Event. Upon the occurrence of an Exit Event, all Operating Units that are held by the Management Members shall vest and Value Units held by such Management Members shall vest and become eligible to participate in distributions in accordance with the following schedule:

•

No Value Units will vest and participate in distributions unless, upon the occurrence of the Exit Event, the Investor Members receive an internal rate of return, compounded annually, on their investment in KAR LLC of at least 12%, and the Investment Multiple is greater than 1.5.

•	A pro-rata portion of the Value Units will vest and participate in distributions if the Investment Multiple is greater than 1.5 but less than 3.5.

•

All Value Units will vest and participate in distributions if the Investment Multiple is at least 3.5 and the Investor Members receive an internal rate of return, compounded annually, on their investment in KAR LLC of at least 12%.

All Value Units that do not vest and become eligible to participate in distributions as provided above will be forfeited and canceled immediately following the Exit Event.

Requirements With Respect to Non-Competition and Non-Solicitation. The LLC Agreement provides that, until the later of (i) the date on which the Management Member no longer retains any equity interest in the Company; and (ii) the termination of any severance payable pursuant to any termination or severance agreement, if any, entered into between the Management Member and the Company or any subsidiary of the Company, the Management Member may not become associated with certain entities that are actively engaged, during the 12 months preceding the date such Management Member ceases to hold any equity interest in the Company, in any business that is competitive with the business (or any proposed business) of the Company or any of its subsidiaries in any geographic area in which the Company or any of its subsidiaries does business.

The LLC Agreement also provides that no Management Member shall directly or indirectly induce any employee of the Company or any of its subsidiaries to (i) terminate employment with such entity; or

(ii) otherwise interfere with the employment relationship of the Company or any of its subsidiaries with any person who is or was employed by the Company or such subsidiary. In addition, the LLC Agreement prohibits any Management Member from soliciting or otherwise attempting to establish for himself or herself any business relationship with any person which is, or which was any time during the 12-month period preceding the date such Management Member ceases to hold any equity interest in the Company, a customer or client of or a distributor to the Company or any of its subsidiaries.

Axle LLC Agreement

The Axle LLC Agreement provides for the following payments to Mr. O’Brien, who is the only named executive officer that is a Management Member of Axle LLC, upon the termination of employment scenarios or a change in control, as set forth below.

Termination for Cause. In the event that Mr. O’Brien’s employment is terminated for “cause” (as defined in Mr. O’Brien’s employment agreement), all Override Units issued to Mr. O’Brien, including vested Override Units, shall be forfeited.

Termination for Any Reason Other Than Cause. All of Mr. O’Brien’s Operating Units are vested and, as a result, may only be forfeited upon a termination of his employment for “cause” (as defined in Mr. O’Brien’s employment agreement) or upon the occurrence of an Exit Event as described herein. In the event that Mr. O’Brien’s employment is terminated by the Company or one of its subsidiaries for a reason other than “cause” (as defined in his employment agreement), then Mr. O’Brien’s Value Units shall not be forfeited.

Upon the Occurrence of an Exit Event. Upon the occurrence of an Exit Event, all vested Operating Units held by Mr. O’Brien become eligible to participate in distributions. All Value Units held by Mr. O’Brien shall vest and become eligible to participate in distributions in accordance with the following schedule:

•

No Value Units will vest unless, upon the occurrence of the Exit Event, the Investor Members receive an internal rate of return, compounded annually, on their investment in Axle LLC of at least 12%, and the Investment Multiple is greater than two (2).

•

A pro-rata portion of the Value Units will vest and participate in distributions if the Investment Multiple is greater than two (2) but less than four (4), and the Investor Members receive an internal rate of return, compounded annually, on their investment in Axle LLC of at least 12%.

•

All Value Units will vest and participate in distributions if the Investment Multiple is at least four (4), and the Investor Members receive an internal rate of return, compounded annually, on their investment in Axle LLC of at least 12%.

All Value Units that do not vest and become eligible to participate in distributions as provided above will be forfeited and canceled immediately following the Exit Event.

Potential Payments Upon Termination or Change in Control - Tables

The amounts in the tables below assume that the termination or change in control, as applicable, was effective as of December 31, 2010, the last business day of the prior fiscal year, and that the respective named executive officers exercised all options and profit interests available to them at such time. The tables are merely illustrative examples of the impact of a hypothetical termination of employment or change in control. The amounts that would actually be paid upon a termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

James Hallett

				Axle Override Units		KAR Override Units
	Severance	Non-Equity Incentive Pay (1)	KAR Stock Options(2)	Operating Units	Value Units	Operating Units (3)	Value Units	Excise Gross- up	Other (Life Ins)		Total
Death	–	$806,745	–	–	–	$1,197,185	–	–	$500,000	(4)	$2,503,930
Disability (5)	–	$806,745	–	–	–	$1,197,185	–	–	–		$2,003,930
Voluntary Termination or for Cause	–	–	–	–	–	–	–	–	–		–
Term w/o Cause or for Good Reason	–	–	–	–	–	–	–	–	–		–
After Change in Control	–	$806,745	$12,750	–	–	$1,596,247	–	–	–		$2,415,742

(1)	The amount reported is equal to amount payable to the named executive officer under the KAR Auction Services, Inc. Annual Incentive Plan and assuming payment upon a change-in-control.

(2)	The amount reported assumes a KAR common stock price of $13.80, which was the closing price on December 31, 2010.

(3)	The actual value of the Operating Units cannot be determined until such time as an Exit Event occurs and all surrounding facts and circumstances are known. These amounts represent an estimate of the value of the Operating Units assuming an Exit Event occurred on the last business day of the year. For purposes of this estimate, we have assumed, based upon the performance of the Company in 2010, an estimated share price of $136.54 per share. See “Compensation Discussion and Analysis—KAR LLC Override Units” for a description of the Operating Units.

(4)	Under the Group Term Life Policy, Mr. Hallett’s designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $500,000.

(5)	Long-term disability is a Company paid benefit for all employees and only paid after 6 months on short-term disability. The benefit is 66.67% of base pay capped at $10,000 per month.

Eric Loughmiller

	Severance	Non-Equity Incentive Pay (1)	KAR Stock Options	Axle Override Units		KAR Override Units		Excise Gross- up	Other (Life Ins)		Total
				Operating Units	Value Units	Operating Units (2)	Value Units
Death	–	$315,395	–	–	–	$351,113	–	–	$500,000	(3)	$1,166,508
Disability (4)	–	$315,395	–	–	–	$351,113	–	–	–		$666,508
Voluntary Termination or for Cause	–	–	–	–	–	–	–	–	–		–
Term w/o Cause or for Good Reason	–	–	–	–	–	–	–	–	–		–
After Change in Control	–	$315,395	–	–	–	$468,150	–	–	–		$783,545

(1)	The amount reported is equal to amount payable to the named executive officer under the KAR Auction Services, Inc. Annual Incentive Plan and assuming payment upon a change-in-control.

(2)	The actual value of the Operating Units cannot be determined until such time as an Exit Event occurs and all surrounding facts and circumstances are known. These amounts represent an estimate of the value of the Operating Units assuming an Exit Event occurred on the last business day of the year. For purposes of this estimate, we have assumed, based upon the performance of the Company in 2010, an estimated share price of $136.54 per share. See “Compensation Discussion and Analysis - KAR LLC Override Units” for a description of the Operating Units.

(3)	Under the Group Term Life Policy, Mr. Loughmiller’s designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $500,000.

(4)	Long-term disability is a Company paid benefit for all employees and only paid after 6 months on short-term disability. The benefit is 66.67% of base pay capped at $10,000 per month.

Thomas Caruso

	Severance	Non-Equity Incentive Pay (1)	KAR Stock Options (2)	Axle Override Units		KAR Override Units		Excise Gross-up	Other (Life Ins)		Total
				Operating Units	Value Units	Operating Units	Value Units
Death	–	$113,449	$167,086	–	–	–	–	–	$500,000	(3)	$780,535
Disability (4)	–	$113,449	$167,086	–	–	–	–	–	–		$280,535
Voluntary Termination or for Cause	–	–	–	–	–	–	–	–	–		–
Term w/o Cause or for Good Reason	–	–	$167,086	–	–	–	–	–	–		$167,086
After Change in Control	–	$113,449	$182,311	–	–	–	–	–	–		$295,760

(1)	The amount reported is equal to amount payable to the named executive officer under the KAR Auction Services, Inc. Annual Incentive Plan and assuming payment upon a change-in-control.

(2)	The amount reported assumes a KAR common stock share price of $13.80 which was the closing price on December 31, 2010.

(3)	Under the Group Term Life Policy, Mr. Caruso’s designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $500,000.

(4)	Long-term disability is a Company paid benefit for all employees and only paid after 6 months on short-term disability. The benefit is 66.67% of base pay capped at $10,000 per month.

Thomas O’Brien

	Severance		Non-Equity Incentive Pay		KAR Stock Options	Axle Override Units		KAR Override Units		Excise Gross-up		Other (Life Ins)		Total
						Operating Units (1)	Value Units (2)	Operating Units (3)	Value Units
Death	$505,610		–		–	$2,629,247	–	$376,327	–	–		$500,000	(4)	$4,011,184
Disability (5)	$505,610		–		–	$2,629,247	–	$376,327	–	–		–		$3,511,184
Voluntary Termination or for Cause	–		–		–	–	–	–	–	–		–		–
Term w/o Cause or for Good Reason	$947,572	(6)	–		–	–	–	–	–	–		–		$947,572
After Change in Control	$1,518,827	(6)	$677,450	(7)	–	$2,629,247	$1,554,777	$501,770	–	$1,353,270	(8)	–		$8,235,341

(1)	The actual value of the Operating Units cannot be determined until such time as an Exit Event occurs and all surrounding facts and circumstances are known. These amounts represent an estimate of the value of the Operating Units assuming an Exit Event occurred on the last business day of the year. For purposes of this estimate, we have assumed, based upon the performance of the Company in 2010, an estimated share price of $66.39 per share. See “Compensation Discussion and Analysis—Axle LLC Override Units” for a description of the Operating Units.

(2)	The actual value of the Value Units cannot be determined until such time as an Exit Event occurs and all surrounding facts and circumstances are known. These amounts represent an estimate of the value of the Value Units assuming an Exit Event occurred on the last business day of the year. For purposes of this estimate, we have made certain assumptions based upon the performance of the Company in 2010. Specifically, we have assumed:
•	an equity multiple of 2.5913;
•	an estimated share price of $66.39 per share; and
•	an internal rate on the Investor Members’ investment in Axle LLC of at least 12%.

See “Compensation Discussion and Analysis - Axle LLC Override Units” for a description of the Value Units.

(3)	The actual value of the Operating Units cannot be determined until such time as an Exit Event occurs and all surrounding facts and circumstances are known. These amounts represent an estimate of the value of the Operating Units assuming an Exit Event occurred on the last business day of the year. For purposes of this estimate, we have assumed, based upon the performance of the Company in 2010, an estimated share price of $136.54 per share. See “Compensation Discussion and Analysis - KAR LLC Override Units” for a description of the Operating Units.

(4)	Under the Group Term Life Policy, Mr. O’Brien’s designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $500,000.

(5)	Long-term disability is a Company paid benefit for all employees and only paid after 6 months on short-term disability. The benefit is 66.67% of base pay capped at $10,000 per month.

(6)	Based upon Mr. O’Brien’s annual salary as of December 31, 2010.

(7)	The amount reported is equal to amount payable to the named executive officer under the KAR Auction Services, Inc. Annual Incentive Plan.

(8)	Excise tax gross-up payable under Mr. O’Brien’s employment agreement so that he is in the same after-tax position as he would have been had an excise tax not been payable. This calculation was made based on certain assumptions, not taking into account any reductions in parachute payments attributable to reasonable compensation payable before or after a change in control and not assigning any value to Mr. O’Brien’s non-compete obligations. Actual excise tax amounts and tax gross-up payments, if any, would be calculated at the time of an actual change in control based on all factors and assumptions applicable at that time.

Benjamin Skuy

	Severance	Non-Equity Incentive Pay (1)	KAR Stock Options (2)	Axle Override Units		KAR Override Units		Excise Gross-up	Other (Life Ins)		Total
				Operating Units	Value Units	Operating Units	Value Units
Death	–	$300,652	$167,086	–	–	–	–	–	$501,200	(3)	$968,938
Disability (4)	–	$300,652	$167,086	–	–	–	–	–	–		$467,738
Voluntary Termination or for Cause	–	–	–	–	–	–	–	–	–		–
Term w/o Cause or for Good Reason	–	–	$167,086	–	–	–	–	–	–		$167,086
After Change in Control	–	$300,652	$177,419	–	–	–	–	–	–		$478,071

(1)	The amount reported is equal to amount payable to the named executive officer under the KAR Auction Services, Inc. Annual Incentive Plan and assuming payment upon a change-in-control.

(2)	The amount reported assumes a KAR common stock share price of $13.80 which was the closing price on December 31, 2010.

(3)	Under the Group Term Life Policy, Mr. Skuy’s designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $500,000 CDN.

(4)	Long-term disability is a Company paid benefit for all employees and only paid after 6 months on short-term disability. The benefit is 66.67% of base pay capped at $10,000 per month.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Board of Directors is providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in more detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” we believe that the compensation program for our named executive officers is designed to enhance stockholder value by (i) closely aligning compensation with our performance on both a short-term and long-term basis; (ii) linking compensation to specific, measurable results; and (iii) attracting and retaining key executive talent in the vehicle remarketing and automotive finance industry. More specifically, we believe that each of the compensation programs that we have developed and implemented satisfies one or more of the following specific objectives:

•	motivate and focus our executive officers through incentive compensation programs directly tied to our financial results;

•	support a one-company culture and encourage synergies between all business units by aligning rewards with long-term overall Company performance and stockholder value;

•	provide a significant percentage of total compensation through variable pay based on pre-established goals and objectives;

•	enhance our ability to attract and retain skilled and experienced executive officers;

•	align the interests of our executive officers with the interests of our stockholders so that they manage from the perspective of owners with an equity stake in the Company; and

•	provide rewards commensurate with performance and with competitive market practices.

For these reasons and the others described elsewhere in this Proxy Statement, the Board of Directors recommends approval of the following non-binding resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.

The vote is an advisory vote only and is not binding on the Company or the Board of Directors. However, the Compensation Committee will consider, in its discretion, the result of the vote in future compensation decisions for the named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

ADVISORY VOTE TO

RECOMMEND THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The stockholders of the Company are entitled to cast an advisory vote at the annual meeting to determine how frequently they should consider and cast an advisory vote to approve the compensation of our named executive officers. The choices are annually, every two years or every three years. After careful consideration, the Board of Directors believes that it is appropriate and in the best interest of the Company for the Company’s stockholders to cast an advisory vote on executive compensation every three years, for the following reasons:

•	A longer frequency is consistent with the Company’s long-term compensation objectives;

•

The Board of Directors believes that executive compensation is best viewed over a multi-year period rather than any single year, given that a single year can be impacted by various factors, especially in times of volatile economic conditions; and

•

An advisory vote on executive compensation every three years reflects an appropriate timeframe for the Company and the Board of Directors to evaluate the results of the most recent advisory vote on executive compensation. This would provide the Board of Directors adequate time to develop and implement any adjustments to its executive compensation programs that may be appropriate and for stockholders to see and evaluate the Compensation Committee’s actions in context.

You may elect to have the vote held annually, every two years or every three years, or you may abstain. You are not voting to approve or disapprove the Board of Directors’ recommendation. The vote is advisory and non-binding. The Compensation Committee will consider the outcome, along with other relevant factors, in recommending a voting frequency to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE

“EVERY THREE YEARS” ON THE FREQUENCY OF THE STOCKHOLDER VOTE TO

APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 14, 2011 of: (i) each person or entity who owns of record or beneficially 5% or more of any class of KAR Auction Services’ voting securities of which 135,678,680 shares were outstanding as of March 14, 2011; (ii) each of our directors and executive officers; and (iii) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each stockholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. Unless otherwise indicated in a footnote, the business address of each person is our corporate address.

	Shares Beneficially Owned
Name	Number of Shares(1)	Percentage of Class(2)
Principal Stockholder:
KAR Holdings II, LLC (2)	106,853,660	78.8%
KELSO GROUP:
Kelso Investment Associates VII, L.P. (3)(4)	45,323,240	33.4%
KEP VI, LLC (3)(4)	45,323,240	33.4%
Frank T. Nickell (3)(4)(5)	45,323,240	33.4%
Thomas R. Wall, IV (3)(4)(5)	45,323,240	33.4%
George E. Matelich (3)(4)(5)	45,323,240	33.4%
Michael B. Goldberg (3)(4)(5)(6)	45,323,240	33.4%
David I. Wahrhaftig (3)(4)(5)	45,323,240	33.4%
Frank K. Bynum, Jr. (3)(4)(5)	45,323,240	33.4%
Philip E. Berney (3)(4)(5)	45,323,240	33.4%
Frank J. Loverro (3)(4)(5)	45,323,240	33.4%
James J. Connors, II (3)(4)(5)	45,323,240	33.4%
Church M. Moore (3)(4)(5)(6)	45,323,240	33.4%
Stanley de J. Osborne (3)(4)(5)	45,323,240	33.4%
Christopher L. Collins (3)(7)	8,995,450	6.6%
PARTHENON GROUP:
Parthenon Investors II, L.P. and related funds (8)(9)(10)	8,865,530	6.5%
GOLDMAN GROUP:
GS Capital Partners VI Fund, L.P. and related funds (11)(12)	27,081,830	20.0%
VALUEACT GROUP:
ValueAct Capital Master Fund, L.P. (13)(14)(27)	23,477,018	17.3%
AXLE HOLDINGS II, LLC (3)	27,326,090	20.1%
Executive Officers and Directors
Brian T. Clingen (6)(15)	1,382,680	1.0%
James P. Hallett (6)(16)	109,675	*
Warren W. Byrd (17)	48,990	*
Thomas J. Caruso (18)	73,885	*
Donald S. Gottwald (19)	79,130	*
Eric M. Loughmiller (20)	15,910	*
Thomas C. O’Brien (6)(21)	27,930	*
Rebecca C. Polak (22)	51,700	*
Benjamin Skuy (23)	85,408	*
David J. Vignes (24)	54,188	*
David J. Ament (6)	—	*

	Shares Beneficially Owned
Name	Number of Shares(1)	Percentage of Class(2)
Thomas J. Carella (6)(12)(25)	27,081,830	20.0%
Robert M. Finlayson (6)	7,572	*
Peter R. Formanek (6)	7,572	*
Michael B. Goldberg (3)(4)(5)(6)	45,323,240	33.4%
Peter H. Kamin (6)(13)	22,568,190	16.6%
Sanjeev K. Mehra (6)(12)(25)	27,081,830	20.0%
Church M. Moore (3)(4)(5)(6)	45,323,240	33.4%
Gregory P. Spivy (6)(13)	—	*
Jonathan P. Ward (6)	7,572	*
Executive officers and directors as a group (20 persons)(26)	96,925,472	71.4%

*	Less than one percent.

(1)	The number of shares includes shares of common stock subject to options exercisable within 60 days of March 14, 2011.

(2)	Shares subject to options exercisable within 60 days of March 14, 2011 are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others. Percentages for KAR LLC, Axle LLC, the members of the Kelso Group, the members of the Goldman Group, ValueAct Capital and the members of the Parthenon Group are reflective of beneficial ownership of KAR LLC common interests (which, in certain cases, includes beneficial ownership of KAR LLC common interests held by Axle LLC). Except as indicated, percentages for executive officers and directors are reflective of beneficial ownership of outstanding shares of KAR Auction Services (including shares that may be deemed to be owned by virtue of common ownership interests in KAR LLC or Axle LLC, as applicable).

(3)	The business address for these persons is c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, NY 10022.

(4)	Includes (i) 18,479,970 shares of common stock held of record by KAR LLC (which are attributable to Axle LLC), by virtue of Kelso Investment Associates VII, L.P., a Delaware limited partnership, or KIA VII, ownership interest in Axle LLC, (ii) 4,575,990 shares of common stock held of record by KAR LLC (which are attributable to Axle LLC), by virtue of KEP VI, LLC, a Delaware limited liability company, or KEP VI, ownership interest in Axle LLC, (iii) 17,847,820 shares of common stock held of record by KAR LLC, by virtue of KIA VII’s ownership interest in KAR LLC and (iv) 4,419,460 shares of common stock held of record by KAR LLC, by virtue of KEP VI’s ownership interest in KAR LLC. KIA VII and KEP VI may be deemed to share beneficial ownership of shares of common stock owned of record by KAR LLC (including beneficial ownership of shares held by KAR LLC that are attributable to Axle LLC), by virtue of their ownership interests in KAR LLC and Axle LLC. KIA VII and KEP VI, due to their common control, could be deemed to beneficially own each of the other’s shares. Each of KIA VII and KEP VI disclaim such beneficial ownership.

(5)	Messrs. Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum, Berney, Loverro, Connors, Moore and Osborne may be deemed to share beneficial ownership of shares of common stock owned of record by KAR LLC (including shares owned by KAR LLC which are attributable to Axle LLC), by virtue of their status as managing members of KEP VI and of Kelso GP VII, LLC, a Delaware limited liability company, the principal business of which is serving as the general partner of Kelso GP VII, L.P., a Delaware limited partnership, the principal business of which is serving as the general partner of KIA VII. Each of Messrs. Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum, Berney, Loverro, Connors, Moore and Osborne (the “Kelso Individuals”) share investment and voting power with respect to the ownership interests owned by KIA VII and KEP VI but disclaim beneficial ownership of such interests.

(6)	Members of our Board of Directors.

(7)	Mr. Collins may be deemed to share beneficial ownership of shares of common stock owned of record by KAR LLC (including shares owned by KAR LLC which are attributable to Axle LLC), by virtue of his status as a managing member of KEP VI. Mr. Collins shares investment and voting power with the Kelso Individuals with respect to ownership interests owned by KEP VI but disclaims beneficial ownership of such interests.

(8)	The business address for these persons is c/o Parthenon Capital, 265 Franklin Street, 18th Floor Boston, MA 02110.

(9)

Includes 6,018,180 shares of common stock beneficially owned by PCap KAR, LLC (“Parthenon HoldCo”) through KAR LLC. PCap KAR, LLC is controlled by Parthenon Investors II, L.P. and Parthenon Investors III, L.P. Also includes shares beneficially owned by the following entities by virtue of their ownership in Axle Holdings II, LLC, which in turn is a member of KAR LLC: (i) 2,766,570 shares through Parthenon Investors II, L.P., (ii) 38,070 shares though PCIP Investors, and (iii) 42,710 shares through J&R Founders Fund II, L.P.

(10)	Mr. John C. Rutherford, William Kessinger, David Ament and Brian Golson, by virtue of their status of members of the investment committee of the general partner of Parthenon Holdco, Parthenon Investors II, L.P., Parthenon Investors III, L.P. and PCIP Investors may be deemed to control the shares beneficially owned by these entities. The shares held by J&R Founder Fund II, L.P. may be deemed to be beneficially owned by J&R Advisors F.F., LLC., its general partner, and by Mr. Ernest K. Jacquet and Mr. John C. Rutherford due to their control of J&R Advisors F.F., LLC. Each of these entities and individuals disclaims beneficial ownership of these shares except to the extent of its or his pecuniary interest therein.

(11)	Shares reported are held of record by KAR LLC but are beneficially owned directly by GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Offshore Fund, L.P. GSCP VI Advisors, L.L.C., GSCP VI Offshore Advisors, L.L.C., Goldman, Sachs Management GP GMBH and GS Advisors VI, L.L.C. (together, the “Goldman Funds”). Affiliates of The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. are the general partner, managing limited partner or the managing partner of each of the Goldman Funds. Goldman, Sachs & Co. is the investment manager for certain of the Goldman Funds. Goldman, Sachs & Co. is a direct and indirect, wholly owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc. is a public entity and its common stock is publicly traded on the NYSE. The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the Goldman Funds share voting and investment power with certain of their respective affiliates. Each of The Goldman Sachs Group Inc. and Goldman, Sachs & Co. disclaims beneficial ownership of the common shares owned directly or indirectly by the Goldman Funds, except to the extent of its pecuniary interest therein, if any.

(12)	The business address for these persons is c/o Goldman, Sachs & Co., 200 West Street, New York, NY 10282.

(13)	Includes 22,568,190 shares of common stock held of record by KAR LLC but is beneficially owned directly by ValueAct Capital Master Fund, L.P. by virtue of ValueAct Capital Master Fund, L.P.’s ownership interest in KAR LLC and may be deemed to be beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC, and as the majority owner of the membership interests of VA Partners I, LLC, and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Each of the foregoing reporting persons disclaims beneficial ownership of the reported stock except to the extent of their pecuniary interest therein.

(14)	The business address for these persons is c/o ValueAct Capital, 435 Pacific Avenue, 4th Floor, San Francisco, CA 94133.

(15)	Includes (i) 379,650 shares of common stock held of record by KAR LLC (which are attributable to Axle LLC), by virtue of Mr. Clingen’s common ownership interest in Axle LLC, and (ii) 1,003,030 shares of common stock held of record by KAR LLC, by virtue of Mr. Clingen’s common ownership interest in KAR LLC.

(16)	Includes (i) 9,375 shares of common stock issuable pursuant to options that are currently exercisable, and (ii) 100,300 shares of common stock held of record by KAR LLC, by virtue of Mr. Hallett’s common ownership interest in KAR LLC.

(17)	Includes (i) 43,970 shares of common stock issuable pursuant to options that are currently exercisable, and (ii) 5,020 shares of common stock held of record by KAR LLC, by virtue of Mr. Byrd’s common ownership interest in KAR LLC.

(18)	Includes (i) 68,865 shares of common stock issuable pursuant to options that are currently exercisable, and (ii) 5,020 shares of common stock held of record by KAR LLC, by virtue of Mr. Caruso’s common ownership interest in KAR LLC.

(19)	Includes 79,130 shares of common stock issuable pursuant to options that are exercisable.

(20)	Includes (i) 3,010 shares of common stock held of record by KAR LLC, by virtue of Mr. Loughmiller’s common ownership interest in KAR LLC, and (ii) 12,900 shares of common stock owned by Mr. Loughmiller.

(21)	Includes (i) 25,920 shares of common stock held of record by KAR LLC (which are attributable to Axle LLC), by virtue of Mr. O’Brien’s common ownership interest in Axle LLC, and (ii) 2,010 shares of common stock held of record by KAR LLC, by virtue of Mr. O’Brien’s common ownership interest in KAR LLC.

(22)	Includes (i) 7,520 shares of common stock held of record by KAR LLC, by virtue of Ms. Polak’s common ownership interest in KAR LLC, and (ii) 44,180 shares of common stock issuable pursuant to options that are currently exercisable.

(23)	Includes (i) 55,328 shares of common stock issuable pursuant to options that are currently exercisable, (ii) 25,080 shares of common stock held of record by KAR LLC, by virtue of Mr. Skuy’s common ownership interest in KAR LLC, and (iii) 5,000 shares of common stock owned by Mr. Skuy.

(24)	Includes (i) 45,678 shares of common stock issuable pursuant to options that are currently exercisable, (ii) 3,510 shares of common stock held of record by KAR LLC, by virtue of Mr. Vignes’ common ownership interest in KAR LLC, and (iii) 5,000 shares of common stock owned by Mr. Vignes.

(25)	Messrs. Mehra and Carella are managing directors of Goldman, Sachs & Co. Mr. Mehra, Mr. Carella and The Goldman Sachs Group, Inc. each disclaims beneficial ownership of the common stock owned directly or indirectly by the Goldman Funds and Goldman Sachs & Co., except to the extent of his or its pecuniary interest therein, if any. Each of The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. disclaims beneficial ownership of the common shares owned directly or indirectly by the Goldman Funds, except to the extent of its pecuniary interest therein, if any.

(26)	Includes shares of common stock the beneficial ownership of which (i) Mr. Goldberg may be deemed to share, as described in footnote 5 above, (ii) Mr. Moore may be deemed to share, as described in footnote 5 above, (iii) Mr. Mehra may be deemed to share, as described in footnote 25 above, and (vi) Mr. Carella may be deemed to share, as described in footnote 25 above.

(27)	Includes 908,828 shares of common stock directly beneficially owned by ValueAct Capital Master Fund, L.P. and may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC, and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Each of the foregoing reporting persons disclaims beneficial ownership of the reported stock except to the extent of their pecuniary interest therein.

CERTAIN RELATED PARTY RELATIONSHIPS

Review and Approval of Transactions with Related Persons

Pursuant to our written related party transaction policy, the Company reviews relationships and transactions in which the Company, or one of its business units, and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.

In the course of the review and approval of a related party transaction, the Board of Directors or the Audit Committee may consider the following factors:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including, without limitation, the amount and type of transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to the Company;
•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and
•	any other matters that we deem appropriate.

Transactions in which the amount involved exceeds $120,000 in which the Company, or one of its business units, was a participant and a related person had a direct or indirect material interest are disclosed in this Proxy Statement.

Agreements in Connection with the 2007 Transactions

On December 22, 2006, KAR LLC entered into a definitive merger agreement to acquire ADESA. The merger occurred on April 20, 2007. Concurrently with the merger, IAA was contributed by affiliates of

Kelso & Company and Parthenon Capital and IAA’s management to KAR Auction Services. Both ADESA and IAA became wholly owned subsidiaries of KAR Auction Services, which was wholly-owned by KAR LLC prior to the Company’s initial public offering. These events are referred to herein as the “2007 Transactions”. Upon consummation of the 2007 Transactions, the Company entered into the agreements described below.

Shareholders Agreement.  We entered into a shareholders agreement with KAR LLC and each of Thomas C. O’Brien, Scott P. Pettit, David R. Montgomery, Donald J. Hermanek, John W. Kett, John R. Nordin and Sidney L. Kerley (collectively, the “IAA continuing investors”). Under the terms of the shareholders agreement, the parties to the shareholders agreement had “tag-along” rights to sell their shares of common stock on a pro rata basis with KAR LLC in sales by KAR LLC to third parties, and KAR LLC had “drag-along” rights to cause the other parties to the shareholders agreement to sell their shares of common stock on a pro rata basis with KAR LLC in sales by KAR LLC to third parties. The IAA continuing investors were subject to “put” and “call” rights, which entitle these persons to require us to purchase their shares or options acquired pursuant to the Conversion Agreements described below, and which entitle us to require these persons to sell such shares or options to us, upon certain terminations of the shareholder’s employment with us or any of our affiliates (including IAA or ADESA), at differing prices, depending upon the circumstances of the termination. In connection with the consummation of the Company’s initial public offering, we entered into a termination letter agreement with KAR LLC pursuant to which, the shareholders agreement was terminated in its entirety, including, among others, those provisions relating to “tag-along,” “drag-along,” “put” and “call” rights and the transfer restrictions, in each case, described above. In the first quarter of 2010, the IAA continuing investors and KAR LLC, however, entered into an agreement which granted the IAA continuing investors “tag-along rights” substantially similar to those it had under the shareholders agreement that were terminated in connection with the consummation of the Company’s initial public offering.

Registration Rights Agreement.  We entered into a registration rights agreement with KAR LLC and the IAA continuing investors. Under the terms of the registration rights agreement, KAR LLC (at the request of the initiating holders (i.e., at any time, all of Kelso, ValueAct Capital and Goldman, Sachs & Co., or, at any time following the third anniversary of the consummation of the Company’s initial public offering, two of Kelso, ValueAct Capital and Goldman, Sachs & Co.)) will have the right, subject to certain conditions, to make an unlimited number of requests that we use our best efforts to register under the Securities Act of 1933, as amended, the shares of our common stock owned by KAR LLC. In any demand registration, or if KAR Auction Services proposes to register any shares (subject to certain exceptions, such as benefit plan registrations), all of the parties to the registration rights agreement have “piggyback rights” to participate on a pro rata basis, subject to certain conditions, which in the case of KAR LLC will include the right of each member of KAR LLC to direct KAR LLC to include shares of common stock attributable to each such member of KAR LLC based on such member’s ownership interest in KAR LLC.

LLC Agreement.  Affiliates or designees of the Equity Sponsors, Axle LLC, certain of our executive officers and other employees and third parties entered into a second amended and restated limited liability company agreement of KAR LLC, or the LLC Agreement. The Equity Sponsors and their affiliates or designees and certain of our executive officers and other employees and third parties hold all of the Class A common units in KAR LLC. In addition, Axle LLC owns all of the Class B common units in KAR LLC. The Class B common units are identical to the Class A common units in all respects, except with respect to distributions. Distributions to holders of units in KAR LLC are made pro rata based on the number of units held by each such holder and the aggregate number of units eligible to participate in the distribution, plus the aggregate amount of distributions to the IAA continuing investors in respect of the options held (or any common stock obtained upon the exercise of such options) by them in Axle Holdings, Inc. that were converted into options to purchase our common stock pursuant to the conversion agreements described below; provided, however, that in order to prevent dilution to the holders (other than Axle LLC) of KAR LLC common units that would be caused by the distribution of amounts to the IAA continuing investors in respect of such options (or any such common stock), the amount available for distribution to Axle LLC in respect of the Class B common units held by Axle LLC is reduced dollar-for-dollar by the net amount distributed to the IAA continuing investors in respect of such converted options (or any common stock obtained upon the exercise of such options) in connection with such distribution. Prior to the completion of the Company’s initial public offering, the provisions relating to the Class B common units were revised to reflect and appropriately adjust the dilution to the holders of Class A common units that is caused by the existence of the options held by the IAA continuing investors.

The LLC Agreement generally restricts the transfer of interests in KAR LLC owned by the Equity Sponsors (and their affiliates, designees or permitted transferees), Axle LLC, our management employees and executive officers and the other employees and third parties holding equity interests in KAR LLC (the “Holders”). Exceptions to this restriction include transfers of common interests by our management employees and executive officers party thereto for certain estate planning purposes and certain involuntary transfers by the Holders in connection with a default, foreclosure, forfeiture, divorce, court order or otherwise than by a voluntary decision of the continuing investor (so long as KAR LLC has been given the opportunity to purchase the interests subject to such involuntary transfer). In addition, each Holder has customary pro rata “tag-along” rights to sell their common interests in KAR LLC in the event of a proposed sale that is permitted by the LLC Agreement of common interests in KAR LLC by any of the Equity Sponsors or Axle LLC to a third party. Similarly, if any two of Kelso, Goldman, Sachs & Co. or ValueAct Capital elect to sell 80% or more of their common interests in KAR LLC to a third party, each of the remaining Holders is required to sell (upon exercise of such selling Holders’ “drag-along” rights) a pro rata portion of their respective common interests based on their respective ownership of common interests to such third party at the same price as such selling Holders elect to sell their common interests. The LLC Agreement also provides Holders with certain “piggyback rights” with respect to participation in the registration of our shares pursuant to the registration rights agreement, described above.

Pursuant to an amendment to the LLC Agreement which was effective upon consummation of the initial public offering, the Equity Sponsors agreed to their respective rights to nominate the individuals that KAR LLC has the right to nominate under the director designation agreement, with such allocation to be generally based on the Equity Sponsors’ relative indirect ownership of our outstanding common stock. See “ – Director Designation Agreement.”

Conversion Agreements.  Each of the IAA continuing investors entered into a separate conversion agreement with us under which such IAA continuing investors exchanged, in connection with the 2007 Transactions, options to purchase common stock of Axle Holdings, Inc. for options to purchase our common stock. As a result of these conversion agreements, several of the IAA continuing investors hold options to purchase our stock.

Axle LLC Agreement.  Affiliates of Kelso, affiliates of Parthenon and Magnetite Asset Investors III, L.L.C., Brian T. Clingen, Dan Simon and the IAA continuing investors entered into the Amended and Restated Operating Agreement of Axle LLC, dated May 25, 2005, or the “Axle LLC Agreement”.

Affiliates of Kelso and Parthenon and Magnetite and Mr. Clingen and a trust established to monitor the estate of Mr. Simon own approximately 99.9% of the common interests in Axle LLC and the IAA continuing investors own less than 0.4%. The Axle LLC Agreement, among other things, provides that the IAA continuing investors were awarded profit interests in Axle LLC that may entitle such persons to a portion of the future appreciation in the value of the assets of Axle LLC. The holders of profit interests in Axle LLC are not entitled to receive shares of our common stock but are only entitled to participate, to the extent such profit interests are vested, in distributions from Axle LLC to its members (including Kelso and Parthenon and the IAA continuing investors). As a result, the existence of these profit interests only dilute the economic interests of the members in Axle LLC and will not dilute the holders of our common stock.

Director Designation Agreement

In connection with the Company’s initial public offering, we entered into a director designation agreement that provides for the rights of KAR LLC to directly nominate individuals to our Board of Directors. In an amendment to the KAR LLC Agreement that was effective upon consummation of the initial public offering, the Equity Sponsors agreed to their respective rights to nominate the individuals that KAR LLC has the right to nominate under the director designation agreement, with such allocation to be generally based on the Equity Sponsors’ relative indirect ownership of our outstanding common stock.

The director designation agreement provides that, for so long as KAR LLC owns more than 10% of our outstanding common stock, no change will be made to the size of the Board of Directors without the consent of KAR LLC. KAR LLC will have the right to nominate individuals to our Board of Directors at each meeting of stockholders where directors are to be elected and, subject to limited exceptions, we will include in the slate of nominees recommended to our stockholders for election as directors the number of individuals designated by KAR LLC as follows (depending on the percentage ownership of KAR LLC at the time of such election):

•	so long as KAR LLC owns more than 50% of our outstanding common stock, seven individuals;

•	so long as KAR LLC owns 50% or less but at least 30% of our outstanding common stock, six individuals;

•	so long as KAR LLC owns less than 30% but at least 20% of our outstanding common stock, four individuals;

•	so long as KAR LLC owns less than 20% but at least 10% of our outstanding common stock, three individuals;

•	so long as KAR LLC owns less than 10% but at least 5% of our outstanding common stock, one individual; and

•	after such time as KAR LLC owns less than 5% of our outstanding common stock, no individuals.

In addition, so long as KAR LLC has the right to nominate one or more directors under the director designation agreement and beneficially owns 50% or less of our outstanding common stock, and, under certain circumstances, including, in the event an Equity Sponsor loses the right to indirectly nominate an individual under the director designation agreement, each Equity Sponsor will have certain rights to appoint an individual to serve as a non-voting observer at meetings of our Board of Directors.

Travel Reimbursement

In 2010, the Company paid the Equity Sponsors approximately $0.2 million for travel expenses related to attending the Company’s Board of Directors meetings.

Towing and Transportation Services

In the ordinary course of business, we have received towing, transportation and recovery services from companies which are controlled by Brian T. Clingen, our Chairman of the Board of Directors. The cost of services received from these companies were approximately $1.1 million in 2010. The transportation services were provided on terms consistent with those of other providers of similar services.

Transactions with Goldman, Sachs & Co. and its Affiliates

GS Capital Partners VI Fund, L.P. and other private equity funds affiliated with Goldman, Sachs & Co. beneficially own approximately 20% of our issued and outstanding common stock. Under the exchange and registration rights agreement entered into in connection with the 2007 Transactions, we agreed to file a “market-making” prospectus in order to enable Goldman, Sachs & Co. to engage in market-making activities for the Company’s senior and senior subordinated notes. Goldman, Sachs & Co., acted as initial purchaser in the offering of the Company’s senior and senior subordinated notes. Goldman Sachs Credit Partners L.P., an affiliate of GS Capital Partners VI Fund, L.P., was part of the banking syndicate for our credit facility. An affiliate of Goldman, Sachs & Co. is a counterparty to the interest rate swap agreement that we entered into in July 2007, which terminated in June 2009, and is a counterparty to an interest rate swap agreement and interest rate cap agreement that we entered into in May 2009. Goldman, Sachs & Co. was an underwriter of the Company’s initial public offering in 2009. In addition, Goldman, Sachs & Co. and its affiliates may in the future engage in commercial banking, investment banking or other financial advisory transactions with us and our affiliates.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

In order to submit stockholder proposals for the 2012 annual meeting of stockholders for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company’s principal office in Carmel, Indiana, no later than December 15, 2011.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Rebecca C. Polak, Executive Vice President, General Counsel and Secretary, KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, IN 46032. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Company’s By-Laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2012 annual meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Secretary at the Company’s principal office in Carmel, Indiana (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year’s annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company’s By-Laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than January 13, 2012, and no later than February 12, 2012. All director nominations and stockholder proposals must comply with the requirements of the Company’s By-Laws, a copy of which may be obtained at no cost from the Secretary of the Company.

Other than the four proposals described in this Proxy Statement, KAR Auction Services does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of KAR Auction Services’ nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

ANNUAL MEETING OF STOCKHOLDERS OF

KAR AUCTION SERVICES, INC.

May 12, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.karauctionservices.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

  Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES, “FOR” PROPOSALS 2 AND 3 AND “EVERY THREE YEARS” FOR PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:						FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: David J. Ament Thomas J. Carella Brian T. Clingen Michael B. Goldberg Robert M. Finlayson Peter R. Formanek James P. Hallett Peter H. Kamin Sanjeev K. Mehra Church M. Moore Thomas C. O’Brien Gregory P. Spivy Jonathan P. Ward		2.	To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
				3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐
					1 year	2 years	3 years	ABSTAIN
				4.	To recommend, on an advisory basis, the frequency of voting on the compensation of the Company’s named executive officers. ☐	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

					MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

KAR AUCTION SERVICES, INC.

May 12, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL : The Notice of Meeting, proxy statement and proxy card are available at www.karauctionservices.com
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

1. Election of Directors:						FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: David J. Ament Thomas J. Carella Brian T. Clingen Michael B. Goldberg Robert M. Finlayson Peter R. Formanek James P. Hallett Peter H. Kamin Sanjeev K. Mehra Church M. Moore Thomas C. O’Brien Gregory P. Spivy Jonathan P. Ward		2.	To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
				3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐
					1 year	2 years	3 years	ABSTAIN
				4.	To recommend, on an advisory basis, the frequency of voting on the compensation of the Company’s named executive officers. ☐	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

					MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

KAR AUCTION SERVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS - MAY 12, 2011

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Eric M. Loughmiller and Rebecca C. Polak, or each of them, as true and lawful agents and proxies with full power of substitution in each, to attend and represent the undersigned on all matters to come before the Annual Meeting of Stockholders and to vote as designated on the reverse side, all the shares of common stock of KAR Auction Services, Inc., held of record by the undersigned on March 14, 2011, during or at any adjournment or postponement of the Annual Meeting of Stockholders to be held at 10:00 a.m., EDT at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204 on Thursday, May 12, 2011. I hereby acknowledge receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke any proxy previously given by me with respect to such meeting.

This proxy will be voted as directed, or if no direction is indicated, the proxy holders will vote the shares represented by this proxy “FOR” Proposals 1, 2 and 3 and “THREE YEARS” for Proposal 4 and in the discretion of the proxy holders on any other matter that may properly come before the meeting.

(Continued and to be signed on the reverse side.)